UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COCA-COLA CONSOLIDATED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

COCA-COLA CONSOLIDATED, INC.

Notice of Annual Meeting
and
Proxy Statement

2026 Annual Meeting of Stockholders
May 12, 2026

COCA-COLA CONSOLIDATED, INC.
4100 Coca-Cola Plaza
Charlotte, North Carolina 28211

March 23, 2026

Dear Stockholder:

On behalf of the Board of Directors and the management of Coca‑Cola Consolidated, Inc., I invite you to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2026. The Annual Meeting will be held exclusively via live audio webcast at www.virtualshareholdermeeting.com/COKE2026. Details regarding how to participate in the Annual Meeting via live audio webcast and the business to be conducted are described in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to participate in the Annual Meeting, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Thank you for your continued support.

Sincerely,

J. Frank Harrison, III
Chairman and Chief Executive Officer

COCA-COLA CONSOLIDATED, INC.
4100 Coca‑Cola Plaza
Charlotte, North Carolina 28211
(980) 392-8298

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

March 23, 2026

To Stockholders of Coca‑Cola Consolidated, Inc.:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Coca‑Cola Consolidated, Inc. (“Coca‑Cola Consolidated”) will be held at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2026 exclusively via live audio webcast at www.virtualshareholdermeeting.com/COKE2026, for the following purposes:

1.To elect the 11 director nominees nominated by the Board of Directors;

2.To approve, on an advisory basis, Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025;

3.To ratify the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026; and

4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” Items 1, 2 and 3. The proxy holders will use their discretion to vote on other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders as of the close of business on March 16, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting by visiting www.virtualshareholdermeeting.com/COKE2026. To participate in the Annual Meeting via live audio webcast, you will need the 16‑digit control number, which can be found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials provided or the instructions that you received by email.

Coca-Cola Consolidated has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/COKE2026, that day. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Online check-in will begin at 8:45 a.m., Eastern Time. Please allow ample time for the online check-in process.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you are a stockholder of record and received a paper copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you are a stockholder of record and received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares by proxy at the internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the stockholder of record to vote your shares.

By Order of the Board of Directors,

E. Beauregarde Fisher III
Chief Legal and Administrative Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on May 12, 2026:

The Notice of Annual Meeting and Proxy Statement and the 2025 Annual Report to Stockholders
are available at www.proxyvote.com.

i

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of Coca‑Cola Consolidated, Inc. (“Coca‑Cola Consolidated,” the “Company,” “we,” “us” or “our”) is providing these materials to you in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2026 exclusively via live audio webcast at www.virtualshareholdermeeting.com/COKE2026.

General Information

Why did I receive these materials?

You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Coca‑Cola Consolidated is required to provide you under the United States Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Why did I receive a one-page notice regarding internet availability of proxy materials instead of a full set of the proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 23, 2026, and the proxy materials were posted on the investor relations portion of the Company’s website, www.cokeconsolidated.com, and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting a copy.

What is included in these materials?

These materials include:

•the Notice of Annual Meeting and Proxy Statement; and

•the 2025 Annual Report to Stockholders, which contains the Company’s audited consolidated financial statements.

If you received a paper copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•the election of the 11 director nominees nominated by the Board of Directors;

•the approval, on an advisory basis, of Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025; and

•the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

•“FOR” the election of each of the 11 director nominees nominated by the Board of Directors;

•“FOR” the approval, on an advisory basis, of Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025; and

•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026.

Who can participate in the Annual Meeting?

The Annual Meeting will be held exclusively via live audio webcast at www.virtualshareholdermeeting.com/COKE2026. Participation in the Annual Meeting is limited to:

•stockholders as of the close of business on March 16, 2026;

•holders of valid proxies for the Annual Meeting; and

•invited guests.

To participate in the Annual Meeting via live audio webcast, you will need the 16‑digit control number, which can be found on the proxy card, voting instruction form or Notice of Internet Availability provided or the instructions that you received by email. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2026. Online check-in will begin at 8:45 a.m., Eastern Time. Please allow ample time for the online check-in process. If you encounter any difficulties accessing the live audio webcast of the Annual Meeting during the online check-in process or during the meeting itself, including any difficulties with your 16‑digit control number, please call the technical support number available at www.virtualshareholdermeeting.com/COKE2026.

When is the record date and who is entitled to vote?

The Board set March 16, 2026 as the record date. As of the close of business on the record date, there were 56,517,334 shares of Coca-Cola Consolidated Common Stock, par value $1.00 per share (“Common Stock”), outstanding and 10,046,960 shares of Coca-Cola Consolidated Class B Common Stock, par value $1.00 per share (“Class B Common Stock”), outstanding. Each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote and each share of Class B Common Stock outstanding as of the close of business on the record date is entitled to

20 votes on any matter properly presented at the Annual Meeting. All outstanding shares of Common Stock and Class B Common Stock are entitled to vote as a single class on all matters presented in this Proxy Statement.

On May 16, 2025, Coca-Cola Consolidated effected a 10-for-1 forward stock split of Common Stock and Class B Common Stock (the “Stock Split”). All share information presented in this Proxy Statement has been adjusted to reflect the Stock Split.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Coca‑Cola Consolidated stock is reflected directly on the books and records of the Company’s transfer agent, Equiniti Trust Company, LLC. If you hold Coca‑Cola Consolidated stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. Coca‑Cola Consolidated only has access to ownership records for the registered shares.

How do I vote?

You may vote by any of the following methods:

•Electronically during the Annual Meeting. Stockholders of record and beneficial owners of shares held in street name may participate in the Annual Meeting via live audio webcast and cast their vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/COKE2026.

•Via the internet or by telephone. Stockholders of record may vote by proxy, via the internet or by telephone, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions received by email. If you are a beneficial owner of shares held in street name, your ability to vote via the internet or by telephone depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee). Please follow the instructions included in the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record.

•By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

Stockholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Corporate Secretary at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including via the internet or by telephone, and until the applicable deadline for each method specified in the accompanying proxy card or the Notice of Internet Availability; or (iii) participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participating in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial owners of shares held in street name. You may revoke or change your voting instructions by participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls or by following the specific instructions provided to you by the stockholder of record (e.g., your bank, broker or other nominee).

What happens if I vote by proxy and do not provide specific voting instructions?

Stockholders of record. If you are a stockholder of record and you vote by proxy, via the internet, by telephone or by returning a properly executed and dated proxy card by mail, without providing specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

Proposals 1 and 2, the election of directors and the advisory vote to approve Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025, respectively, are considered “non-routine” matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026, is considered a “routine” matter.

What is the voting requirement to approve each of the proposals?

•Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the 11 director nominees who receive the highest number of votes cast “for” their election will be elected as directors). There is no cumulative voting with respect to the election of directors.

•Proposal 2, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025 requires the affirmative vote of a majority of the total votes of all shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Common Stock and Class B Common Stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

•Proposal 3, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026 requires the affirmative vote of a majority of the total votes of all shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting (meaning that of the total votes of all shares of Common Stock and Class B Common Stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

•Other Items. Approval of any other matters requires the affirmative vote of a majority of the total votes of all shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote on the item at the Annual Meeting (meaning that of the total votes of all shares of Common Stock and Class B Common Stock represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

What is the quorum for the Annual Meeting? How are “withhold” votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of Common Stock and Class B Common Stock voting together as a single class is necessary for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for the purpose of establishing a quorum at the meeting. Your shares are counted as being present if you participate in the Annual Meeting via live audio webcast and cast your vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/COKE2026, or if you vote by proxy, via the internet, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail. “Withhold” votes, abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting; however, broker non-votes are not counted as present for the purpose of determining a quorum for Proposal 1, the election of directors.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. “Withhold” votes will have no effect on the election of director nominees. Broker non-votes will not be considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.

With respect to Proposals 2 and 3, the advisory vote to approve Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025 and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. Abstentions will be counted as votes present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals and will therefore have the same effect as votes “against” these proposals, and broker non-votes will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome. As discussed above, because Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026, is considered a “routine” matter, the Company does not expect any broker non-votes with respect to this proposal.

Will I be given the opportunity to submit questions during the Annual Meeting?

Yes. Stockholders as of the close of business on the record date will be able to submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/COKE2026. The Company will try to answer as many stockholder-submitted questions as time permits, and, in the event the Company receives more questions than it can answer during the allotted period of time, the Company will answer them in the order received. However, the Company reserves the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to meeting matters, do not comply with the meeting rules of conduct, or are otherwise inappropriate. If the Company receives substantially similar questions, it will group such questions together and provide a single response to avoid repetition.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse its transfer agent, brokerage firms, financial institutions and other custodians, nominees, fiduciaries and stockholders of record for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. In addition to soliciting the proxies by mail and the internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

What are the expected voting results?

The Company expects each of the proposals to be approved by the stockholders. The Board has been informed that J. Frank Harrison, III intends to vote an aggregate of 10,043,940 shares of Class B Common Stock (representing

200,878,800 votes and an aggregate of 78.0% of the total voting power of Common Stock and Class B Common Stock together as of the record date):

•“FOR” the election of each of the 11 director nominees nominated by the Board of Directors;

•“FOR” the approval, on an advisory basis, of Coca‑Cola Consolidated’s named executive officer compensation in fiscal 2025; and

•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

What is the address of Coca‑Cola Consolidated’s principal executive offices?

The mailing address of Coca‑Cola Consolidated’s principal executive offices is 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211.

Security Ownership of Directors, Director Nominees and Executive Officers

The table below shows the number of shares of Common Stock and Class B Common Stock beneficially owned as of the close of business on March 16, 2026 by each director, director nominee and named executive officer and by all directors, director nominees and executive officers as a group. As of the close of business on March 16, 2026, a total of 56,517,334 shares of Common Stock and 10,046,960 shares of Class B Common Stock were outstanding. All share amounts reported in the table and the accompanying footnotes have been adjusted to reflect the Stock Split. Information about the beneficial ownership of the Common Stock and the Class B Common Stock owned by J. Frank Harrison, III is shown on page 8.

Name of Beneficial Owner	Class	Number of Shares and Nature of Beneficial Ownership		Percentage of Class
Sharon A. Decker	Common Stock	—		*
Morgan H. Everett	Common Stock	—	(1)	*
Ellison C. Glenn	Common Stock	—	(2)	*
James R. Helvey, III	Common Stock	—		*
Jason D. (J.D.) Hickey	Common Stock	—		*
William H. Jones	Common Stock	1,000	(3)	*
Umesh M. Kasbekar	Common Stock	—		*
David M. Katz	Common Stock	—		*
James H. Morgan	Common Stock	—		*
Dennis A. Wicker	Common Stock	—		*
Richard T. Williams	Common Stock	—		*
F. Scott Anthony	Common Stock	—		*
Matthew J. Blickley	Common Stock	—		*
Robert G. Chambless	Common Stock	—		*
E. Beauregarde Fisher III	Common Stock	—		*
Directors, director nominees and executive officers as a group (excluding Mr. Harrison) (18 persons)	Common Stock	1,000		*
__________

*Less than 1% of the outstanding shares of such class.

(1)Excludes (i) 5,351,780 shares of Class B Common Stock held by the JFH Family Limited Partnership—FH1; and (ii) 785,960 shares of Class B Common Stock held by a trust of which Ms. Everett is one of the beneficiaries. Ms. Everett has a pecuniary interest in these shares, but does not have voting or investment power with respect to these shares. Ms. Everett disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(2)Excludes (i) 5,351,780 shares of Class B Common Stock held by the JFH Family Limited Partnership—FH1; and (ii) 785,960 shares of Class B Common Stock held by a trust of which Mr. Glenn’s spouse is one of the beneficiaries. Mr. Glenn’s spouse has a pecuniary interest in these shares, but does not have voting or investment power with respect to these shares. Mr. Glenn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)Held jointly with Dr. Jones’ spouse.

Principal Stockholders

The table below provides information about the beneficial ownership of Common Stock and Class B Common Stock as of the close of business on March 16, 2026 by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock or Class B Common Stock as of such date. All share amounts reported in the table and the accompanying footnotes have been adjusted to reflect the Stock Split.

Name and Address of Beneficial Owner	Class	Number of Shares and Nature of Beneficial Ownership		Percentage of Class(1)	Total Votes	Percentage of Total Votes(1)
J. Frank Harrison, III,	Common Stock	10,043,940	(2)	15.1%	200,878,800	78.0%
JFH III Harrison Family LLC,	Class B Common Stock	10,043,940	(3)(4)	99.97%
JFH Family Limited Partnership—FH1
and JFH3 Holdings LLC, as a group
4100 Coca-Cola Plaza
Charlotte, North Carolina 28211
The Vanguard Group, Inc.	Common Stock	5,811,984	(5)	10.3%	5,811,984	2.3%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	Common Stock	4,922,187	(6)	8.7%	4,922,187	1.9%
50 Hudson Yards
New York, New York 10001
__________

(1)A total of 56,517,334 shares of Common Stock and 10,046,960 shares of Class B Common Stock were outstanding as of the close of business on March 16, 2026. The percentage of Common Stock owned by J. Frank Harrison, III shown in this column assumes conversion of all 10,043,940 shares of Class B Common Stock beneficially owned as described below in Footnote 3 that are convertible into shares of Common Stock. The percentages of Common Stock owned by the entities identified in the table that owned more than 5% of the outstanding shares of Common Stock as of the close of business on March 16, 2026 do not assume such conversion has occurred.

(2)Consists of 10,043,940 shares of Class B Common Stock beneficially owned as described below in Footnote 3 that are convertible into shares of Common Stock.

(3)Consists of (i) 5,351,780 shares of Class B Common Stock held by the JFH Family Limited Partnership—FH1, as to which Mr. Harrison has sole voting and investment power pursuant to the terms of the operating agreement for the JFH III Harrison Family LLC (the general partner of the limited partnership); (ii) 785,960 shares of Class B Common Stock held by a trust established for the benefit of certain relatives of the late J. Frank Harrison, Jr., as to which Mr. Harrison has sole voting and investment power; and (iii) 3,906,200 shares of Class B Common Stock held by the JFH3 Holdings LLC, of which Mr. Harrison is the sole manager and as to which Mr. Harrison has sole voting and investment power. The members of the JFH3 Holdings LLC and their respective ownership interests are (A) Mr. Harrison: 14.1209%; (B) Mr. Harrison’s spouse: 39.8289%; (C) The J. Frank Harrison, III 2021 Family Trust dated October 8, 2021: 10.4310%; (D) The Jan M. Harrison 2021 Irrevocable Trust dated October 7, 2021: 9.9211%; and (E) the Anne Lupton Carter Trust f/b/o J. Frank Harrison, III: 25.6981%. Mr. Harrison disclaims beneficial ownership of the shares of Class B Common Stock held by the JFH Family Limited Partnership—FH1 and the JFH3 Holdings LLC except to the extent of his pecuniary interest therein.

(4)The trust described above in clause (ii) of Footnote 3 has the right to acquire 2,923,860 shares of Class B Common Stock from Coca‑Cola Consolidated in exchange for an equivalent number of shares of Common Stock. In the event of such an exchange, Mr. Harrison would have sole voting and investment power over the shares of Class B Common Stock acquired. The trust does not own any shares of Common Stock with which to make the exchange, and any purchase of Common Stock would require approval by the trustees of the trust. Accordingly, the table does not include shares related to this exchange right.

(5)This information is based upon a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on March 5, 2026. The Schedule 13G/A reports that Vanguard has sole voting power over no shares, shared voting power over 432,126 shares and shared investment power over all such shares.

(6)This information is based upon a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 21, 2026. The Schedule 13G/A reports that BlackRock has sole voting power over 4,762,600 shares, shared voting power over no shares and sole investment power over all of such shares.

Proposal 1:
Election of Directors

The Board of Directors currently consists of 11 members and has no vacancies. Umesh M. Kasbekar has not been nominated for reelection as a director at the Annual Meeting; therefore, his term will expire at the Annual Meeting. The Company and Mr. Kasbekar intend for Mr. Kasbekar to become an employee of the Company following the expiration of his service on the Board.

On the recommendation of the Executive Committee, the Board has nominated the 11 persons listed below for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2027 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. With the exception of Ellison C. Glenn whose Board service would commence upon his election at the Annual Meeting, all of the nominees are currently serving as directors and were elected to the Board at the 2025 Annual Meeting of Stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the 11 nominees listed below. Unless otherwise specified, proxies will be voted “FOR” the election of each of the 11 nominees listed below.

Director Nominees

Listed below are the 11 persons nominated for election to the Board of Directors. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that the nominee should serve on the Board.

Name	Age	Principal Occupation	Director Since
J. Frank Harrison, III	71	Chairman of the Board and Chief Executive Officer of Coca-Cola Consolidated	1986
Sharon A. Decker	69	President, Tryon Equestrian Partners, Carolinas Operations	2001
Morgan H. Everett	44	Vice Chair of the Board of Coca-Cola Consolidated	2011
Ellison C. Glenn	35	Chief Sales and Service Officer of Coca-Cola Consolidated	—
James R. Helvey, III	67	Managing Partner, Cassia Capital Partners, LLC	2016
Jason D. (J.D.) Hickey	54	President and Chief Executive Officer, BlueCross BlueShield of Tennessee, Inc.	2024
William H. Jones	70	President, Columbia International University	2011
David M. Katz	57	President and Chief Operating Officer of Coca-Cola Consolidated	2018
James H. Morgan	78	Chairman, President & CEO, Krispy Kreme Doughnuts, Inc. (Retired)	2008
Dennis A. Wicker	73	Of Counsel, Wicker Law Firm, PLLC	2001
Richard T. Williams	72	Vice President of Corporate Community Affairs, Duke Energy Corporation (Retired)	2017

J. Frank Harrison, III

Mr. Harrison is Chairman of the Board and Chief Executive Officer of Coca-Cola Consolidated. Mr. Harrison served as Vice Chairman of the Board from 1987 through his election as Chairman in 1996 and was elected as Chief Executive Officer in 1994. He was first employed by the Company in 1977 and also served as a Division Sales Manager and as a Vice President.

Mr. Harrison brings extensive business, managerial and leadership experience to the Board. With over 48 years of experience with Coca-Cola Consolidated, Mr. Harrison provides the Board with a vital understanding and appreciation of the Company’s business. His strong leadership skills have been demonstrated through his service as Chief Executive Officer since 1994 and as Chairman of the Board since 1996. He is also the controlling stockholder of Coca-Cola Consolidated and, as a member of the founding family of Coca-Cola Consolidated, maintains a unique position within the Coca-Cola system.

Sharon A. Decker

Ms. Decker is President of Tryon Equestrian Partners, Carolinas Operations, an investment group responsible for the development and operation of a premier sports complex and resort in western North Carolina, a position she has held since April 2020. In June 2025, Ms. Decker took a temporary leave of absence from Tryon Equestrian Partners, Carolinas Operations to serve as Senior Advisor for Long-Term Recovery in the Governor’s Recovery Office for Western North Carolina (GROW NC), where she is leading the development of a long-term economic revitalization plan for western North Carolina following Hurricane Helene. Ms. Decker provides these advisory services through The Tapestry Collaborative, a faith-based non-profit organization for which Ms. Decker has served as President and Chief Executive Officer since May 2025. Prior to holding her current position with Tryon Equestrian Partners, Carolinas Operations, she served as Chief Operating Officer of Tryon Equestrian Partners, Carolinas Operations from September 2015 to April 2020. Ms. Decker was President of NURAY Media, a multi-media conservation, preservation and restoration company, from January 2015 until August 2015. Ms. Decker served as Secretary of Commerce for the State of North Carolina from January 2013 until December 2014. Ms. Decker was Chief Executive Officer of The Tapestry Group from September 2004 until January 2013, and she has served as Chief Executive Officer of North Washington Street Properties, a community redevelopment company, since October 2004. Ms. Decker served as President of The Tanner Companies, a direct seller of women’s apparel, from August 2002 to September 2004. From August 1999 to July 2002, she was President of Doncaster, a division of The Tanner Companies. Ms. Decker was President and Chief Executive Officer of the Lynnwood Foundation, which created and managed a conference facility and leadership institute, from 1997 until 1999. From 1980 until 1997, she served Duke Energy Corporation, an electric power holding company, in a number of capacities, including Corporate Vice President and Executive Director of the Duke Energy Foundation, a non-profit philanthropic organization. Ms. Decker currently serves on the Board of Advisors of the Weisiger Group (formerly CTE), the Southeast’s premier equipment and service provider for the construction, electric power generation and material handling industries. She previously served as a director of Culp, Inc., a manufacturer of mattress and upholstery fabrics, from 2019 to 2025, as a director of SCANA Corporation, a diversified utility company, from 2006 to 2013 and from 2015 to 2018 and as a director of Family Dollar Stores, Inc., an operator of general merchandise retail discount stores, from 1999 to 2015. Ms. Decker also previously served on the Board of Trustees of the University of North Carolina at Charlotte from 2015 to 2023.

Ms. Decker brings to the Board a unique and valuable perspective from the numerous executive and leadership positions she has held across a broad range of fields, including non-profit organizations and large public companies. Ms. Decker’s diverse executive experience and extensive experience serving on multiple boards qualify her to serve as a member of the Board.

Morgan H. Everett

Ms. Everett is Vice Chair of the Board of Coca-Cola Consolidated, a position she has held since May 2020. Prior to that, she was Senior Vice President of Coca-Cola Consolidated from April 2019 to May 2020, Vice President of Coca-Cola Consolidated from January 2016 to March 2019, and Community Relations Director of Coca-Cola Consolidated from January 2009 to December 2015. Ms. Everett has served as Chairman of Red Classic Services, LLC, an operating subsidiary of Coca-Cola Consolidated, since December 2018, and she served as Chairman of Data Ventures, Inc., a former operating subsidiary of Coca-Cola Consolidated, from December 2018 to December 2025. She has been an employee of Coca-Cola Consolidated since October 2004. Ms. Everett graduated from Southern Methodist University with a B.A. in Communications in 2003, and she is a member of the founding family of Coca-Cola Consolidated. Ms. Everett currently serves on the boards of the American Beverage Association, the Chambliss Center for Children and the Coca-Cola Scholars Foundation.

Ms. Everett’s past service to Coca-Cola Consolidated, including experience in the operations of the Company, and her education qualify her to serve as a member of the Board. Ms. Everett’s service on the Board also adds to the diversity of the Board in both demographics and perspective.

Ellison C. Glenn

Mr. Glenn is Chief Sales and Service Officer of Coca-Cola Consolidated, a position he has held since January 2026. Prior to that, Mr. Glenn served in various other positions within Coca-Cola Consolidated, including Senior Vice President, Product Supply Planning from October 2024 to December 2025, Senior Vice President, Product Supply Strategy & Operations from January 2024 to September 2024, Vice President, Market Unit General Manager for the Central Market Unit from July 2022 to December 2023, Vice President, Market Unit Sales & Service from January 2021 to June 2022, Director, Financial Planning and Analysis from January 2020 to December 2020 and Director, Revenue Growth Management from January 2019 to December 2019. He also served Coca-Cola Consolidated in several other positions prior to 2019 and was first employed by the Company in 2014. Mr. Glenn is a member of the founding family of Coca-Cola Consolidated.

Mr. Glenn has served Coca-Cola Consolidated for over 10 years in various positions in the Company’s sales, product supply, operations and finance functions, providing him with an essential understanding of the Company’s business as well as significant knowledge of the nonalcoholic beverage industry. Mr. Glenn’s prior experience with Coca-Cola Consolidated and his industry expertise make him a valuable member of the Board.

James R. Helvey, III

Mr. Helvey co-founded Cassia Capital Partners, LLC, a registered investment advisor, in 2011 and has served as a managing partner since its formation. From 2005 to 2011, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm. From 2003 to 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., a financial services company, serving in a variety of capacities, including Chairman of J.P. Morgan’s Liquidity Committee, Vice Chairman of J.P. Morgan’s Risk Management Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey graduated magna cum laude with honors from Wake Forest University. Mr. Helvey was also a Fulbright Scholar at the University of Cologne in Germany and received a master’s degree in international finance and banking from Columbia University, School of International and Public Affairs, where he was an International Fellow. Mr. Helvey is a director of Piedmont Federal Bank, a community bank headquartered in Winston-Salem, North Carolina, and serves as an advisory board member of Verger Capital Management LLC, an investment management company based in Winston-Salem, North Carolina, where he previously served on the board of directors. Mr. Helvey was a director of Computer Task Group, Incorporated, an information technology solutions and services company, from 2015 to 2023, where he served as Chairman of the board of directors and Chairman of the Audit Committee, and a director of Pike Corporation, an energy solutions provider, from 2005 to 2014, where he served as Lead Independent Director, Chairman of the Audit Committee and Chairman of the Compensation Committee. Mr. Helvey also previously served on the boards of Wake Forest University and the Wake Forest Baptist Medical Center.

Mr. Helvey’s experience in international business and finance and executive management and as a director of other organizations brings a valuable and necessary perspective to the Board and qualifies him to serve as a member of the Board.

Jason D. (J.D.) Hickey, M.D.

Dr. Hickey has served as President and Chief Executive Officer of BlueCross BlueShield of Tennessee, Inc. (“BCBST”), the largest health benefit plan company in Tennessee, since September 2015. Prior to that, he served as Executive Vice President and Chief Operating Officer of BCBST from December 2011 to September 2015 and as President and Chief Executive Officer of BlueCare Tennessee, a Medicaid managed care subsidiary of BCBST, from April 2011 to December 2011. Before joining BCBST, Dr. Hickey was a partner at McKinsey & Company, a global management consulting firm, from July 2007 to April 2011 and from September 2001 to June 2004. From January 2007 to July 2007, he was with HCA Healthcare, Inc., one of the nation’s leading providers of healthcare services, as Vice President of Service Lines in its outpatient services group. From July 2006 to January 2007, Dr. Hickey served as Chief Executive Officer of Qualifacts Systems, Inc., a software developer for the healthcare industry. From July 2004 to July 2006, he served as director of TennCare, Tennessee’s Medicaid program. After graduating magna cum laude with a bachelor’s degree from Colgate University, he earned his medical degree from the Duke University School of Medicine and his juris doctor degree from the Duke University School of Law. Dr. Hickey currently serves as Chairman of the board of directors of the National Institute for Health Care Management Foundation and as a director of America’s Health Insurance Plans and the Blue Cross Blue Shield Association.

With both a medical and legal background, Dr. Hickey brings a unique and valuable perspective to the Board. In addition, the strong leadership and strategic management skills that Dr. Hickey has developed while serving in a number of senior executive positions as well as his prior board experience qualify him to serve as a member of the Board.

William H. Jones, D.Min.

Dr. Jones serves as President of Columbia International University, a position he has held since February 2024. Prior to that, Dr. Jones served as Chancellor of Columbia International University from July 2017 until January 2024. Dr. Jones previously served as President of Columbia International University from 2007 to 2017. Prior to accepting the role of President in 2007, Dr. Jones served in senior roles as Provost and Senior Vice President of Columbia International University, where he has also taught since 1990. From 2007 until 2017, Dr. Jones also served as President of the International Leadership Team of Crossover Communications International and as a member of the Board of Trustees and the Finance Committee of the South Carolina Independent Colleges and Universities.

Dr. Jones’ demonstrated leadership skills, board experience, academic credentials and success in managing an academic institution qualify him for service on the Board. Dr. Jones’ strong character and experience in matters of ethics also qualify him for service on the Board.

David M. Katz

Mr. Katz is President and Chief Operating Officer of Coca-Cola Consolidated, a position he has held since December 2018. Prior to that, Mr. Katz served in various positions within Coca-Cola Consolidated, including Executive Vice President and Chief Financial Officer from January 2018 to December 2018, Executive Vice President, Product Supply and Culture & Stewardship from April 2017 to January 2018, Executive Vice President, Human Resources from April 2016 to April 2017 and Senior Vice President from January 2013 to March 2016. He held the position of Senior Vice President, Midwest Region for Coca-Cola Refreshments USA, LLC (formerly known as Coca-Cola Refreshments USA, Inc.) (“CCR”), a wholly owned subsidiary of The Coca-Cola Company, from November 2010 to December 2012. Previously, Mr. Katz was Vice President, Sales Operations for the East Business Unit of Coca-Cola Enterprises Inc. (“CCE”), a distributor, marketer and manufacturer of nonalcoholic beverages primarily for The Coca-Cola Company, from January 2010 to November 2010. From 2008 to 2010, he served as Chief Procurement Officer and as President and Chief Executive Officer of Coca-Cola Bottlers’ Sales & Services Company LLC, a company formed to provide certain procurement and other services with the intention of enhancing the efficiency and competitiveness of the Coca-Cola bottling system. He began his Coca-Cola career in 1993 with CCE as a Logistics Consultant.

Mr. Katz’s diverse experience at Coca-Cola Consolidated in the areas of executive leadership, finance, product supply, culture and stewardship and human resources, as well as his long-standing service in the Coca-Cola system and his extensive knowledge of the nonalcoholic beverage industry, qualify him to serve as a member of the Board.

James H. Morgan

Mr. Morgan has served as Chairman of Covenant Capital LLC, an investment management firm, since February 2015, after previously serving in that capacity from 2001 to 2008. Mr. Morgan also served as Chairman of Krispy Kreme Doughnuts, Inc. (now known as Krispy Kreme, Inc.) (“Krispy Kreme”), one of the most beloved and well-known sweet treat brands in the world, from January 2005 to August 2016, as Chief Executive Officer of Krispy Kreme from January 2008 to June 2014, as President of Krispy Kreme from January 2008 to November 2011 and from April 2012 to June 2014 and as Vice Chairman of Krispy Kreme from March 2004 to January 2005. Previously, Mr. Morgan served as a consultant to Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer. Mr. Morgan served as a director of Lowe’s Companies, Inc., a home improvement retailer, from 2015 to 2020 and as a director of Krispy Kreme from 2000 to 2017.

As the Chairman of Covenant Capital LLC and a former executive at several major public and private companies, Mr. Morgan provides the Board with significant leadership and executive experience. Mr. Morgan’s proven leadership capability and his extensive knowledge of the complex financial and operational issues facing large companies qualify him to serve as a member of the Board.

Dennis A. Wicker

Mr. Wicker is currently of counsel to Wicker Law Firm, PLLC located in Raleigh, North Carolina. Previously, Mr. Wicker was a partner in the law firm of Nelson Mullins Riley & Scarborough LLP in its Raleigh, North Carolina office from 2009 until his retirement from full-time practice in 2022. From 2008 to 2009, Mr. Wicker was a partner in the law firm of SZD Wicker, LPA and, from 2001 to 2008, he was a partner in the law firm of Helms Mulliss & Wicker, PLLC. He served as Lieutenant Governor of the State of North Carolina from 1993 to 2001 and in the North Carolina General Assembly from 1981 to 1993. Mr. Wicker also previously served as Chairman of the State Board of Community Colleges and as Chairman of North Carolina’s Technology Council. Mr. Wicker is a member of the Campbell Law School Board of Visitors. Mr. Wicker was a director of First Bancorp, a bank holding company, from 2001 to 2025 and a director of Air T, Inc., an air transportation services company, from 2004 to 2013.

Mr. Wicker’s leadership, governance and risk assessment skills, years of high-quality service on the Board, service on the boards of directors of First Bancorp and Air T, Inc. and extensive background in law and public service qualify him for service on the Board.

Richard T. Williams

Mr. Williams served as Vice President of Corporate Community Affairs at Duke Energy Corporation, an electric power holding company, and as President of the Duke Energy Foundation, a non-profit philanthropic organization, from March 2012 and March 2007, respectively, until his retirement in December 2015. Over his more than 35-year career at Duke Energy Corporation, Mr. Williams held various other leadership roles, including Vice President of Environmental, Health & Safety, Vice President of Enterprise Field Services, Vice President of Diversity & Talent Management, Vice President of Diversity, Ethics & Compliance and Chief Compliance Officer, and Vice President of Business & Community Relations. Mr. Williams is Chairman of the board of directors of HomeTrust Bancshares, Inc., a bank holding company and a financial holding company. He also currently serves on the boards of Read Charlotte, the Billy Graham Evangelistic Association, Hope Haven, Inc., The Good Fellows Club and Samaritan’s Purse. Mr. Williams previously served on the Boards of Trustees of the University of North Carolina at Chapel Hill from 1999 until 2007 and Central Piedmont Community College from 2014 until 2022 and on the boards of UNC HealthCare System from 2008 until 2012, Greater Charlotte YMCA from 2004 until 2014, the Mint Museum from 2004 until 2014, Bank of Commerce, Charlotte from 2008 until 2014 and Atrium Health (part of Advocate Health) from 2013 until 2025.

The executive leadership skills Mr. Williams developed as a long-standing executive with Duke Energy Corporation and his extensive service as a director for a multitude of entities, both non-profit and for-profit, qualify him to serve as a member of the Board.

J. Frank Harrison, III and Morgan H. Everett are father and daughter. Ellison C. Glenn is the son-in-law of J. Frank Harrison, III and the brother-in-law of Morgan H. Everett. Mr. Harrison intends to vote the shares of Coca‑Cola Consolidated stock owned or controlled as of the close of business on the record date for the Annual Meeting by the JFH Family Limited Partnership—FH1, a trust established for the benefit of certain relatives of the late J. Frank Harrison, Jr. and the JFH3 Holdings LLC for the election of Ms. Everett and Mr. Glenn to the Board.

Corporate Governance

The Board of Directors

Coca‑Cola Consolidated is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance and Nominating Guidelines. The Board also has adopted (i) a Code of Ethics for Senior Financial Officers, which applies to the senior financial officers of the Company, which include the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Corporate Controller and any other person performing similar functions; and (ii) a Code of Business Conduct, which applies to all directors, officers and employees of the Company and its subsidiaries. The Code of Ethics for Senior Financial Officers and the Code of Business Conduct include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and other related topics. In addition, the Board has adopted an Insider Trading Policy, which governs the purchase, sale and other disposition of the securities of the Company by the directors, officers and employees of the Company or any of its subsidiaries, and by the Company itself. The Board believes the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company.

Documents Available

Certain of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation Committee and the Executive Committee, as well as the Corporate Governance and Nominating Guidelines, the Code of Ethics for Senior Financial Officers, the Code of Business Conduct and the Insider Trading Policy, are published on the investor relations portion of the Company’s website, www.cokeconsolidated.com. These corporate governance materials are also available in print free of charge to any stockholder upon request by contacting the Company in writing at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211, Attention: Corporate Secretary, or by telephone at (980) 392-8298. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments to, or waivers from, the Code of Ethics for Senior Financial Officers (to the extent required to be disclosed pursuant to Form 8‑K), on the investor relations portion of the Company’s website, www.cokeconsolidated.com. By referring to the Company’s website, www.cokeconsolidated.com, or any portion thereof, including the investor relations portion of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

Director Independence

The Board of Directors determines the independence of its members based on the standards specified by The Nasdaq Stock Market LLC (“Nasdaq”). The Board is not required to be composed of a majority of independent directors because Coca‑Cola Consolidated qualifies as a “controlled company” under the Nasdaq listing standards. Coca‑Cola Consolidated qualifies as a controlled company because more than 50% of the voting power for the election of directors is controlled by the Company’s Chairman and Chief Executive Officer (the “Controlling Stockholder”). Nasdaq adopted the “controlled company” exemption in recognition of the fact that a majority stockholder may have the right to select directors and control certain key decisions of a company by virtue of the stockholder’s ownership rights.

In conducting its review of director independence, the Board, except as noted below, considered all transactions, relationships or arrangements between each director (and his or her immediate family members and affiliates) and each of Coca‑Cola Consolidated, its management and its independent registered public accounting firm in each of the most recent three completed fiscal years, including the following transactions, relationships and arrangements all of which are within the Nasdaq independence standards.

Name	Matter(s) Considered
Sharon A. Decker	Ordinary course sponsorship agreements and beverage sales to Tryon International Equestrian Center, an affiliate of Tryon Equestrian Partners. Ms. Decker is President of Tryon Equestrian Partners, Carolinas Operations, but has no ownership interest therein. In June 2025, Ms. Decker took a temporary leave of absence from Tryon Equestrian Partners, Carolinas Operations.
William H. Jones	Ordinary course beverage sales to Columbia International University and affiliates of Columbia International University. Dr. Jones is President of Columbia International University, and, prior to that, was Chancellor of Columbia International University.

The Board did not consider transactions with entities in which a director or an immediate family member of a director served only as a trustee or a director because the Board believes that the nature of the separate relationships the Company and the director or the immediate family member of the director each have with these organizations would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board also did not consider transactions involving de minimis amounts of ordinary course beverage sales or de minimis amounts of entertainment of directors paid for by employee-directors, executive officers or the Company.

Based on its review, the Board has determined that the following seven director nominees, comprising more than 60% of the nominees for election as directors at the Annual Meeting, are independent: Sharon A. Decker, James R. Helvey, III, Jason D. (J.D.) Hickey, William H. Jones, James H. Morgan, Dennis A. Wicker and Richard T. Williams. The Board also has determined that each member of the Audit Committee and the Compensation Committee (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The independent members of the Board meet at least twice each year in executive session without the other directors.

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, or CEO. The Company’s Amended and Restated By-laws (the “By-laws”) permit these positions to be held by the same person, and the Board believes that it is in the best interests of Coca‑Cola Consolidated to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on the Company’s circumstances at a particular time.

J. Frank Harrison, III currently serves as both the Chairman of the Board and the CEO of Coca‑Cola Consolidated. The Board has determined that it is appropriate for Mr. Harrison to serve as both Chairman and CEO (i) in recognition of Mr. Harrison’s ownership of a controlling equity interest in Coca‑Cola Consolidated and unique position within the Company and the Coca‑Cola system and (ii) because it provides an efficient structure that permits the Company to present a unified vision to its constituencies.

The Corporate Governance and Nominating Guidelines of the Company provide for a Lead Independent Director. The Lead Independent Director is an independent director appointed annually by the Board. In March 2026, the Board appointed James R. Helvey, III to serve as Lead Independent Director. The Lead Independent Director (i) presides over all meetings of the independent directors in executive session, (ii) serves as a liaison between the Chairman of the Board and the independent directors, (iii) has authority to call meetings of the independent directors and (iv) serves as a contact person to facilitate communications between employees, stockholders and others with the independent directors.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Executive Committee. Committee members and committee chairs are appointed by the Board. The members and chairs of these committees are identified in the following table:

Name	Audit Committee	Compensation Committee	Executive Committee
J. Frank Harrison, III			Chairman
Sharon A. Decker	X	X
Morgan H. Everett			X
James R. Helvey, III	X
Jason D. (J.D.) Hickey		X
William H. Jones	X
Umesh M. Kasbekar
David M. Katz			X
James H. Morgan	Chairman	X	X
Dennis A. Wicker	X	Chairman	X
Richard T. Williams		X

Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information		Number of Meetings in Fiscal 2025
Audit Committee	•	Assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent registered public accounting firm and (v) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm.	4
	•	Appoints, compensates, retains and oversees the work of the Company’s independent registered public accounting firm.
	•	Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements and earnings releases.
	•	Considers and pre-approves all audit services, internal control-related services and permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm.
	•	Assists the Board in its oversight of risk management by periodically reviewing with management the Company’s enterprise risk management, including data protection, cybersecurity, business continuity and operational risks, and the steps management has taken to monitor and mitigate such risk exposures. Provides adequate cybersecurity oversight to the Company through periodic review of its cybersecurity risks, potential events, and risk mitigation results.
	•	Reviews and, if appropriate, approves or ratifies related person transactions.
	•	Monitors the adequacy of the Company’s reporting and internal controls.
	•	Reports regularly to the Board.
	•	The Board of Directors has determined that each of Messrs. Helvey and Morgan is an “audit committee financial expert” within the meaning of the SEC rules.
Compensation Committee	•	Oversees the administration of the Company’s compensation plans.	2
	•	Reviews and approves the compensation of the executive officers.
	•	Reviews and approves the compensation of the members of the Board.
	•	Reviews and approves employment offers and arrangements, severance arrangements, retirement arrangements, change in control arrangements and other benefits for each executive officer.
	•	Oversees regulatory compliance and risk regarding compensation matters.
	•	Appoints individuals to serve as members of the Corporate Benefits Committee for the broad-based employee health and welfare and retirement benefit plans sponsored by the Company and receives periodic reports from such committee regarding its significant actions.
	•	Reports regularly to the Board.
Executive Committee	•	Assists the Board in handling matters that need to be addressed before the next scheduled Board meeting.	1
	•	Identifies, evaluates and recommends director candidates to the Board.
	•	Reports regularly to the Board.

The Board may also establish other committees from time to time as it deems necessary.

Director Meeting Attendance

The Board of Directors held five meetings during fiscal 2025. Each incumbent director attended, or participated by means of remote communication in, 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2025. Absent extenuating circumstances, each director is required to attend, or participate by means of remote communication in, the Company’s annual meeting of stockholders. All 12 of the Company’s directors in office at the time, including all of the Company’s current directors, participated in the Company’s 2025 Annual Meeting of Stockholders, which was held virtually via live audio webcast.

Director Nomination Process

The Board does not have a standing Nominating Committee composed solely of independent directors. The Board is not required to have such a committee because Coca‑Cola Consolidated qualifies as a “controlled company” under the Nasdaq listing standards as further described under “—Director Independence” beginning on page 15.

The Board of Directors has delegated to the Executive Committee the responsibility for identifying, evaluating and recommending director candidates to the Board, subject to the final approval of the Controlling Stockholder who is also the Chairman of the Executive Committee. Because Coca‑Cola Consolidated is a controlled company and all director candidates must be acceptable to the Controlling Stockholder, the Board of Directors has approved the following nomination and appointment process to provide the Company’s constituencies with a voice in the identification of candidates for nomination and appointment.

In identifying potential director candidates, the Executive Committee may seek input from other directors, executive officers, employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Executive Committee. The Executive Committee will also consider director candidates appropriately recommended by stockholders.

In evaluating director candidates, the Executive Committee does not set specific, minimum qualifications that must be met by a director candidate. Rather, the Executive Committee considers the following factors in addition to any other factors deemed appropriate by the Executive Committee:

•whether the candidate is of the highest ethical character and shares the values of the Company;

•whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company;

•whether the candidate possesses expertise or experience that will benefit the Company and that is desirable given the current makeup of the Board;

•whether the candidate represents a diversity of viewpoints, backgrounds, experiences or other demographics;

•whether the candidate is “independent” as defined by the applicable Nasdaq listing standards and other applicable laws, rules or regulations regarding independence;

•whether the candidate is eligible to serve on the Audit Committee or other Board committees under the applicable Nasdaq listing standards and other applicable laws, rules or regulations;

•whether the candidate is eligible by reason of any legal or contractual requirements affecting the Company or its stockholders;

•whether the candidate is free from conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or that would violate any applicable listing standard or other applicable law, rule or regulation;

•whether the candidate’s service as an executive officer of another company or on the boards of directors of other companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•if the candidate is an incumbent director, the director’s overall service to the Company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

Diversity is one of the various factors the Executive Committee may consider in identifying director candidates, but the Executive Committee does not have a formal policy regarding Board diversity. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above. The Executive Committee will not recommend any potential director candidate that is not acceptable to the Controlling Stockholder.

Stockholder Recommendations of Director Candidates

Stockholders may recommend a director candidate to be considered for the Company’s 2027 Annual Meeting of Stockholders by submitting the candidate’s name in accordance with provisions of the By-laws, which require advance notice to the Company and certain other information. Written notice must be received by the Company’s Corporate Secretary at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, notice of director candidates submitted by a stockholder pursuant to the provisions of the By-laws must be received not earlier than the close of business on January 12, 2027 and not later than the close of business on February 11, 2027. However, in the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 12, 2027, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must contain certain information about both the director candidate and the stockholder submitting the nomination, as set forth in the By-laws, including (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, such nominee’s name, age, business address and, if known, residence address, principal occupation or employment, the class and number of shares of any capital stock of the Company which are beneficially owned by such person and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the SEC rules promulgated under the Exchange Act, and (ii) as to the stockholder giving the notice and any Stockholder Associated Person (as defined in the By-laws), the name and address of such stockholder and any Stockholder Associated Person, as they appear on the Company’s books, the class or series and number of shares of the Company which are directly or indirectly owned beneficially and of record by such stockholder or any Stockholder Associated Person and any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company, any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, any short interest of such stockholder or any Stockholder Associated Person in any security of the Company (for purposes of the By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any

Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Company or Derivative Instruments. A stockholder who is interested in recommending a director candidate should request a copy of the By-laws by writing to the Company’s Corporate Secretary at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211.

Universal Proxy Rules for Director Nominations

In addition to satisfying the foregoing requirements under the By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

Prohibitions Against Hedging, Short Selling or Pledging

Under Coca‑Cola Consolidated’s Insider Trading Policy, the directors, officers and employees of the Company or any of its subsidiaries are prohibited from hedging or short selling (profiting if the market price decreases) the securities of the Company. Coca‑Cola Consolidated’s Insider Trading Policy also prohibits any director or officer of the Company, any person holding the position of Manager or higher in the Company’s Accounting, Tax or Treasury Departments, or any member of the Company’s Audit & Advisory Services Department from using Coca‑Cola Consolidated securities as collateral in a margin account.

Policy for Review of Related Person Transactions

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions with (i) a director or an executive officer of the Company, or any individual who served as a director or an executive officer of the Company at any time during the current or prior fiscal year, (ii) a nominee for election as a director of the Company, (iii) a beneficial owner of at least 5% of any class of the Company’s voting securities (a “Significant Stockholder”) or (iv) an immediate family member of any of the foregoing. The Company’s Chief Legal and Administrative Officer is responsible for reviewing any proposed transaction that he receives notice of to determine whether such transaction constitutes a related person transaction that is required to be presented to the Audit Committee of the Board of Directors in accordance with the policy. For any such related person transaction, the Chief Legal and Administrative Officer or his designee must present to the Audit Committee information regarding each such transaction, including all material facts and circumstances relating thereto. Prior to the Company entering into any related person transaction involving a director, the Chief Executive Officer or the Chief Legal and Administrative Officer, a nominee for election as a director, a Significant Stockholder and/or their immediate family members, the Audit Committee at its next regularly scheduled meeting must review the material facts of the transaction and determine whether to approve the entry by the Company into the transaction. Prior to the Company entering into any related person transaction involving any executive officer other than the Chief Executive Officer or the Chief Legal and Administrative Officer and/or their immediate family members, the Chief Legal and Administrative Officer must review the material facts of the transaction and determine whether to approve the entry by the Company into the transaction. All determinations by the Chief Legal and Administrative Officer under the policy will be reported to the Audit Committee at its next regularly scheduled meeting.

The policy includes certain categories of pre-approved transactions. For transactions that are not pre-approved, the Audit Committee or the Company’s Chief Legal and Administrative Officer, as applicable, in assessing a transaction with a related person, may consider all relevant facts and circumstances, including, without limitation, (i) the commercial reasonableness of the terms of the transaction and whether the transaction is on terms no more favorable than the terms generally available to an unaffiliated third party under the same or similar circumstances, (ii) the significance of the transaction to investors in light of all circumstances, (iii) the materiality of the related person’s direct or indirect interest in the transaction taking into account factors such as the importance of the interest to the related person and the amount involved in the transaction, (iv) the materiality of the transaction to the Company, (v) if the related person is a director or a nominee for election as a director or a member of their immediate families, the impact of the transaction on the director’s or director nominee’s independence under applicable guidelines and regulations and (vi) the actual or apparent conflict of interest of the related person participating in the transaction.

The Board of Directors also forms special committees, composed of independent and disinterested members of the Board, from time to time for the purpose of reviewing and approving certain related person transactions.

Related Person Transactions

The Company’s business consists primarily of the distribution, marketing and manufacture of nonalcoholic beverages of The Coca‑Cola Company, which is the sole owner of the formulas under which the primary components of the Company’s soft drink products, either concentrate or syrup, are manufactured. Accordingly, the Company routinely engages in various transactions with The Coca‑Cola Company and its affiliates. Immediately prior to the Company’s purchase of all outstanding shares of Common Stock owned by an indirect wholly owned subsidiary of The Coca-Cola Company on November 7, 2025 (as discussed below), The Coca-Cola Company owned shares of Common Stock representing 25.0% of the outstanding shares of Common Stock and 6.8% of the total voting power of Common Stock and Class B Common Stock on a consolidated basis.

Purchase Agreement with Carolina Coca-Cola Bottling Investments, Inc. (“CCCBI”)

On November 7, 2025, the Company entered into a purchase agreement (the “Purchase Agreement”) with CCCBI, an indirect wholly owned subsidiary of The Coca‑Cola Company, The Coca‑Cola Company and J. Frank Harrison, III, the Company’s Chairman and CEO, pursuant to which the Company agreed to purchase and CCCBI agreed to sell all of CCCBI’s shares of Common Stock for a cash payment in the aggregate amount of approximately $2.4 billion (the “Repurchase”). The closing of the Repurchase also occurred on November 7, 2025 (the “Repurchase Closing Date”).

As a result of the Repurchase, The Coca-Cola Company does not own any shares of Common Stock or Class B Common Stock. The Coca-Cola Company no longer has the right to have a designee proposed by the Company for nomination to the Board of Directors.

Beverage Distribution and Manufacturing Agreements with The Coca‑Cola Company and CCR

The Company has (i) rights to distribute, promote, market and sell certain nonalcoholic beverages of The Coca‑Cola Company pursuant to comprehensive beverage agreements (as amended, collectively, the “CBA”) with The Coca‑Cola Company and CCR, a wholly owned subsidiary of The Coca‑Cola Company, and (ii) rights to manufacture, produce and package certain beverages bearing trademarks of The Coca‑Cola Company at the Company’s manufacturing plants pursuant to a regional manufacturing agreement (as amended, the “RMA”) with The Coca‑Cola Company. These agreements, which are the Company’s principal agreements with The Coca‑Cola Company and its affiliates following completion of The Coca‑Cola Company’s multi-year refranchising of its North American bottling territories (the “System Transformation”), are described below.

Beverage Distribution Agreements with The Coca‑Cola Company and CCR. The Company has rights to distribute, promote, market and sell certain nonalcoholic beverages of The Coca‑Cola Company pursuant to the CBA with The Coca‑Cola Company and CCR. The CBA requires the Company to make quarterly acquisition related sub-bottling payments to CCR on a continuing basis in exchange for the grant of exclusive rights to distribute, promote, market and sell the authorized brands of The Coca‑Cola Company and related products in certain distribution territories the Company acquired from CCR. These acquisition related sub-bottling payments are based on gross profit derived from the Company’s sales of certain beverages and beverage products that are sold under the same trademarks that identify a covered beverage, a beverage product or certain cross-licensed brands applicable to the System Transformation. During fiscal 2025, the Company made acquisition related sub-bottling payments of $68.9 million to CCR pursuant to the CBA. The Company records a liability to reflect the estimated fair value of contingent consideration related to future expected acquisition related sub‑bottling payments to CCR.

For more information about the accounting treatment of the quarterly acquisition related sub-bottling payments, see Note 16 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2025.

The CBA contains provisions that apply in the event of a potential sale of the Company or its aggregate business primarily related to the distribution, promotion, marketing and sale of beverages and beverage products of The Coca‑Cola Company. Pursuant to the CBA, the Company may only sell its distribution business to either The Coca‑Cola Company or third-party buyers approved by The Coca‑Cola Company. The Company can obtain a list of pre-approved third-party buyers from The Coca‑Cola Company on an annual basis or can seek The Coca‑Cola Company’s approval of a potential buyer upon receipt of a third-party offer to purchase the distribution business. If the Company wishes to sell its distribution business to The Coca‑Cola Company and is unable to agree with The Coca‑Cola Company on the terms of a binding purchase and sale agreement, including the purchase price for the distribution business, the CBA provides that the Company may either withdraw from negotiations or initiate a third-party valuation process to determine the purchase price and, upon this determination, opt to continue with the potential sale to The Coca‑Cola Company. If the Company elects to continue with the potential sale, The Coca‑Cola Company would then have the option to (i) purchase the distribution business at the purchase price determined by the third-party valuation process and pursuant to the sale terms set forth in the CBA (including, to the extent not otherwise agreed to by the Company and The Coca‑Cola Company, default non-price terms and conditions of the acquisition agreement) or (ii) elect not to purchase the distribution business, in which case the CBA would be automatically amended to, among other things, permit the Company to sell its distribution business to any third party without obtaining The Coca‑Cola Company’s prior approval.

The CBA further provides:

•the right of The Coca‑Cola Company to terminate the CBA in the event of an uncured default by the Company, in which case The Coca‑Cola Company (or its designee) is required to acquire the Company’s distribution business;

•the requirement that the Company maintain an annual equivalent case volume per capita change rate that is not less than one standard deviation below the median of the rates for all U.S. Coca‑Cola bottlers for the same period; and

•the requirement that the Company make minimum, ongoing capital expenditures in its distribution business at a specified level.

The CBA prohibits the Company from producing, manufacturing, preparing, packaging, distributing, selling, dealing in or otherwise using or handling any beverages, beverage components or other beverage products other than the beverages and beverage products of The Coca‑Cola Company and certain expressly permitted cross-licensed brands without the consent of The Coca‑Cola Company. The CBA has a term of 10 years and is renewable by the Company indefinitely for successive additional terms of 10 years, unless earlier terminated as provided therein.

For more information about the CBA, see “Item 1. Business” in the Company’s Annual Report on Form 10-K for fiscal 2025.

Beverage Manufacturing Agreement with The Coca‑Cola Company. The Company has rights to manufacture, produce and package certain beverages bearing trademarks of The Coca‑Cola Company at the Company’s manufacturing plants pursuant to the RMA with The Coca‑Cola Company entered into on March 31, 2017. These beverages may be distributed by the Company for its own account in accordance with the CBA or may be sold by the Company to certain other U.S. Coca‑Cola bottlers or to The Coca‑Cola Company in accordance with the RMA. For prices determined pursuant to the RMA, The Coca‑Cola Company unilaterally establishes from time to time the prices, or certain elements of the formulas used to determine the prices, that the Company charges for these sales to certain other U.S. Coca‑Cola bottlers or to The Coca‑Cola Company.

Under the RMA, the Company’s aggregate business primarily related to the manufacture of certain beverages of The Coca‑Cola Company and permitted third-party beverage products are subject to the same agreed upon sale process provisions in the CBA, including the obligation to obtain The Coca‑Cola Company’s prior approval of a potential purchaser of the Company’s manufacturing business, and provisions for the sale of such business to The Coca‑Cola Company. The RMA requires that the Company make minimum, ongoing capital expenditures in its manufacturing business at a specified level. The Coca‑Cola Company has the right to terminate the RMA in the event of an uncured default by the Company under the CBA or in the event of an uncured breach of the Company’s material obligations under the RMA or the Company’s national product supply governance agreement.

The RMA prohibits the Company from manufacturing any beverages, beverage components or other beverage products other than the beverages and beverage products of The Coca‑Cola Company and certain expressly permitted cross-licensed brands without the consent of The Coca‑Cola Company. Subject to The Coca‑Cola Company’s termination rights, the RMA has a term that continues for the duration of the term of the CBA.

For more information about the RMA, see “Item 1. Business” in the Company’s Annual Report on Form 10-K for fiscal 2025.

Concentrates and Syrups; Marketing Programs

The Company’s agreements with The Coca‑Cola Company generally entitle the Company to purchase concentrates and syrups at prices, on terms of payment, and on other terms and conditions of supply as determined from time to time by The Coca‑Cola Company in its sole discretion. Coca‑Cola Consolidated also has entered into supplemental agreements with The Coca‑Cola Company generally providing that The Coca‑Cola Company will sell concentrates and syrups to the Company at prices no greater than those charged to other bottlers party to agreements substantially similar to those between the Company and The Coca‑Cola Company.

Coca‑Cola Consolidated has an incidence-based pricing agreement with The Coca‑Cola Company, which establishes the prices charged by The Coca‑Cola Company to the Company for (i) concentrates of sparkling and certain still beverages produced by the Company and (ii) certain purchased still beverages. Under the incidence-based pricing agreement, the prices charged by The Coca‑Cola Company are subject to quarterly adjustment as described in the agreement based on the determination of The Coca‑Cola Company’s incidence revenue and are impacted by a number of factors, including the incidence rate in effect, the Company’s pricing and sales of finished products, the channels in which the finished products are sold, the package mix and, in the case of products sold by The Coca‑Cola Company to the Company in finished form, the cost of goods for certain elements used in such products. The Coca‑Cola Company has no rights under the incidence-based pricing agreement to establish the prices, or the elements of the formulas used to determine the prices, at which the Company sells products, but does have the right to establish certain pricing under other agreements, including the RMA.

The CBA requires the Company to use all approved means and to spend such funds on advertising and other forms of marketing as reasonably required to create, stimulate and satisfy demand for The Coca‑Cola Company’s beverages and beverage products in the Company’s territories. Coca‑Cola Consolidated is required to meet with The Coca‑Cola Company each year to present its annual and long-range operating, marketing, management and advertising plans, including financial plans showing that Coca‑Cola Consolidated has the financial capacity to perform its duties and obligations to The Coca‑Cola Company.

Although The Coca‑Cola Company has provided Coca‑Cola Consolidated with marketing funding support in the past, the Company’s beverage agreements generally do not obligate The Coca‑Cola Company to do so.

The following table summarizes the significant cash transactions between Coca‑Cola Consolidated and The Coca‑Cola Company during fiscal 2025:

$ Amount (in thousands)
Payments made by Coca-Cola Consolidated to The Coca-Cola Company(1)	2,263,965
Payments made by The Coca-Cola Company to Coca-Cola Consolidated	382,017
__________

(1)This excludes acquisition related sub-bottling payments made by Coca‑Cola Consolidated to CCR as well as the payment made in connection with the Repurchase (as further discussed above).

More than 80% of the payments made by Coca-Cola Consolidated to The Coca‑Cola Company were for concentrate, syrup, sweetener and other finished goods products, which represent the primary components of the soft drink products Coca-Cola Consolidated manufactures and distributes. Payments made by Coca-Cola Consolidated to The Coca‑Cola Company also included payments for marketing programs associated with large, national customers managed by The Coca‑Cola Company on behalf of Coca-Cola Consolidated. Other payments made by Coca-Cola Consolidated to The Coca‑Cola Company related to cold drink equipment parts, fees associated with the rights to distribute certain brands and other customary items.

Payments made by The Coca‑Cola Company to Coca-Cola Consolidated included annual funding in connection with Coca-Cola Consolidated’s agreement to support certain business initiatives developed by The Coca‑Cola Company and funding associated with the delivery of post-mix products to various customers. Payments made by The Coca‑Cola Company to Coca-Cola Consolidated also included fountain product delivery and equipment repair services performed by Coca-Cola Consolidated on The Coca‑Cola Company’s equipment.

Amended and Restated Stock Rights and Restrictions Agreement

In connection with the Repurchase, that certain amended and restated stock rights and restrictions agreement, dated February 19, 2009, as amended by that first amendment to amended and restated stock rights and restrictions agreement, dated May 6, 2024, by and among Coca-Cola Consolidated, The Coca‑Cola Company, CCCBI and J. Frank Harrison, III, the Company’s Chairman and CEO (as amended, the “Amended and Restated Stock Rights and Restrictions Agreement”), was terminated, effective as of the Repurchase Closing Date. The Amended and Restated Stock Rights and Restrictions Agreement provided The Coca‑Cola Company, among other things, certain registration rights and the right to designate one person for nomination to the Board, and provided Coca-Cola Consolidated, among other things, consent rights with regard to the acquisition by The Coca‑Cola Company of any shares of Coca-Cola Consolidated stock and a right of first refusal with respect to The Coca‑Cola Company’s disposition of any shares of Coca-Cola Consolidated stock.

Other Related Person Transactions

Coca‑Cola Consolidated leases its headquarters office facility and an adjacent office facility in Charlotte, North Carolina from Beacon Investment Corporation (“Beacon”), of which J. Frank Harrison, III, the Company’s Chairman and CEO, is the majority stockholder and each of Morgan H. Everett, Vice Chair of the Board of Coca‑Cola Consolidated, and the spouse of Ellison C. Glenn, the Company’s Chief Sales and Service Officer and a director nominee, is a minority stockholder. The annual base rent Coca‑Cola Consolidated is obligated to pay under this lease is subject to an adjustment for an inflation factor and the lease expires on December 31, 2029. Rental payments for this lease were $4.1 million in fiscal 2025. The principal balance outstanding under this lease as of December 31, 2025 was $15.9 million. The lease agreement with Beacon was approved by the Audit Committee and a special committee of the Board of Directors formed at the time to consider purchase, lease and other alternatives available to the Company in connection with the scheduled expiration of the prior lease agreement with Beacon.

Morgan H. Everett, Vice Chair of the Board of Coca‑Cola Consolidated, is the daughter of J. Frank Harrison, III, the Company’s Chairman and CEO. During fiscal 2025, Ms. Everett received total compensation of $2,054,925. Ellison C. Glenn, the Company’s Chief Sales and Service Officer and a director nominee, is the son-in-law of Mr. Harrison. During fiscal 2025, Mr. Glenn received total compensation of $742,638. The compensation for Ms. Everett and Mr. Glenn was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee, which is composed entirely of independent directors, reviewed and approved the compensation paid to Ms. Everett and Mr. Glenn during fiscal 2025. Mr. Harrison does not have a financial interest in the Company’s employment relationship with Ms. Everett or Mr. Glenn, nor does he share a home with either of them.

A trust of which J. Frank Harrison, III is a co-trustee and the primary income beneficiary and each of Morgan H. Everett and Ellison C. Glenn’s spouse is a permissible, discretionary beneficiary has the right to acquire 2,923,860 shares of Class B Common Stock from Coca‑Cola Consolidated in exchange for an equivalent number of shares of Common Stock. In the event of such an exchange, Mr. Harrison would have sole voting and investment power over the shares of Class B Common Stock acquired. The trust does not own any shares of Common Stock with which to make the exchange, and any purchase of Common Stock would require approval by the trustees of the trust.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that Coca‑Cola Consolidated faces. The Board of Directors is responsible for overseeing management’s approach to risk management. The involvement of the full Board in reviewing the Company’s strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist it in fulfilling that responsibility.

The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls, information technology and cybersecurity and compliance with legal and regulatory requirements. With respect to the Audit Committee’s oversight of information technology and cybersecurity risks, information technology leadership provides an annual detailed cybersecurity update to the Audit Committee. In addition, the Audit Committee receives quarterly cybersecurity updates, which may include summaries of program activities and key risk indicators, such as phishing testing results and the results of quarterly cybersecurity disclosure questionnaires. In the event of a material cybersecurity incident, the Audit Committee will report such incident to the full Board.

The Compensation Committee assists the Board in its oversight of the evaluation and management of risks related to Coca‑Cola Consolidated’s compensation policies and practices.

The Board believes that this division of responsibilities is the most effective risk management approach and that the Board leadership structure supports this approach. With his in-depth knowledge and understanding of Coca‑Cola Consolidated’s business gained from his more than 48 years of employment with the Company and his position as the Controlling Stockholder and a member of the founding family of Coca‑Cola Consolidated, Mr. Harrison is uniquely positioned to lead the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company. In addition, the Board believes that Mr. Helvey provides leadership and helps guide the Board’s independent oversight of the Company’s risk exposures through his role as Lead Independent Director. See “—Board Leadership Structure” for a description of the responsibilities of the Lead Independent Director.

Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication to a director at Coca‑Cola Consolidated, Inc., c/o Corporate Secretary, 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211. Stockholders and other interested parties wishing to communicate with James R. Helvey, III, as Lead Independent Director, or with the non-employee directors as a group may do so by sending a written communication to Mr. Helvey at the above address. All communications received in accordance with these procedures will be promptly reviewed by the Company’s Corporate Secretary before being forwarded to the appropriate director or directors. The Company generally will not forward to directors a communication that the Corporate Secretary determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Director Compensation

The table below sets forth the compensation paid to each non-employee director who served on the Board of Directors in fiscal 2025. Directors who are also employees of Coca‑Cola Consolidated (in fiscal 2025, Messrs. J. Frank Harrison, III and David M. Katz and Ms. Morgan H. Everett) do not receive compensation (other than their compensation as employees of the Company) for their service on the Board.

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)	Total ($)
Elaine Bowers Coventry(2)	220,000	—	220,000
Sharon A. Decker	229,600	—	229,600
James R. Helvey, III	226,400	—	226,400
Jason D. (J.D.) Hickey	221,600	—	221,600
William H. Jones	226,400	—	226,400
Umesh M. Kasbekar(3)	220,000	400,000	620,000
James H. Morgan	256,200	—	256,200
Dennis A. Wicker	273,700	—	273,700
Richard T. Williams	223,200	—	223,200
__________

(1)The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in fiscal 2025.

(2)Ms. Coventry resigned from the Board of Directors, effective November 7, 2025.
(3)Mr. Kasbekar also served as a consultant to the Company during fiscal 2025. The amount shown in the “All Other Compensation” column represents the fees Mr. Kasbekar earned for the advisory and consulting services he provided to the Company in fiscal 2025.

The elements of compensation for the Company’s non-employee directors are as follows:

Base Annual Retainer for Non-Employee Directors	$220,000
Supplemental Annual Retainer for Chairman of the Audit Committee	25,000
Supplemental Annual Retainer for Chairman of the Compensation Committee	17,500
Supplemental Annual Retainer for Lead Independent Director	25,000
Fee for Each Audit, Compensation and Executive Committee Meeting Attended	1,600

The Compensation Committee reviews and approves the compensation of the members of the Board. In approving annual director compensation, the Compensation Committee considers recommendations of management and approves the recommendations with such modifications as the committee deems appropriate.

Under the Company’s Director Deferral Plan, non-employee directors may defer payment of all or a portion of their annual retainer and meeting fees. Deferred fees are deemed to be invested in mutual funds selected by the directors from a predetermined list of funds. For fees deferred after 2013, a director may elect to receive a lump sum payment or installment payments as of a designated date or after the director retires or resigns, provided that if the director attains age 79, the lump sum payment or installment payments will be paid when the director attains age 79. The amount of each installment payment is based on the return on the selected investment fund(s) during the installment payment period. Fees deferred prior to 2014 are paid in a lump sum payment if the director’s service on the Board terminates prior to age 65. If the director’s service on the Board terminates at or after age 65, the director may elect to receive a lump sum payment or installment payments of fees deferred prior to 2014, with the amount of each installment payment based on an assumed return of 8% during the installment payment period.

Compensation Discussion and Analysis

This section explains Coca‑Cola Consolidated’s executive compensation program as it relates to the following executive officers (the “named executive officers”) of the Company:

J. Frank Harrison, III	Chairman of the Board and Chief Executive Officer
Matthew J. Blickley(1)	Chief Financial Officer and Chief Accounting Officer
David M. Katz	President and Chief Operating Officer
Robert G. Chambless(2)	Executive Vice President, Senior Advisor to the Chairman and CEO
E. Beauregarde Fisher III(3)	Chief Legal and Administrative Officer and Corporate Secretary
F. Scott Anthony(1)	Former Executive Vice President and Chief Financial Officer
__________

(1)Mr. Anthony retired from his employment with the Company, effective March 31, 2025. Effective April 1, 2025, Mr. Blickley succeeded Mr. Anthony and was appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer by the Board. Mr. Blickley’s title was subsequently changed to Chief Financial Officer and Chief Accounting Officer, effective January 1, 2026.

(2)Mr. Chambless assumed the new role of Executive Vice President, Senior Advisor to the Chairman and CEO, effective January 1, 2026. For all fiscal 2025, he served as Executive Vice President, Franchise Beverage Operations.

(3)Mr. Fisher’s title was changed from Executive Vice President, General Counsel and Secretary, effective January 1, 2026.

This discussion includes statements regarding financial and operating performance targets in the limited context of the Company’s executive compensation program. Investors should not evaluate these statements in any other context. These statements are not statements of management’s expectations of future results or guidance.

Executive Summary

The goals for the Company’s executive compensation program are to provide compensation that is:

•competitive to attract and retain appropriate executive talent;

•affordable and appropriately aligned with stockholder interests;

•fair, equitable and consistent as to each component of compensation;

•designed to motivate the executive officers to achieve the Company’s annual and long-term strategic and financial goals and to reward performance based on the attainment of those goals;

•designed to appropriately balance risk and reward in the context of the Company’s business environment and long-range business plans;

•designed to consider individual value and contribution to the Company’s success;

•reasonably balanced across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention and retirement objectives;

•sensitive to, but not exclusively reliant upon, market benchmarks; and

•responsive to the Company’s succession planning objectives.

The Compensation Committee of the Board (referred to as the “Committee” in this section and the “Executive Compensation Tables” section) seeks to accomplish these goals in a way that is consistent with the purpose and core values of the Company and the long-term interests of the Company and its stockholders and employees.

In making decisions about executive compensation, the Committee relies primarily on its general experience and subjective considerations of various factors, including the Company’s strategic business goals, compensation survey data and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future potential. The Committee does not set specific targets or benchmarks for overall compensation or for allocations between different elements and types of compensation. However, the Committee does assess whether the compensation for each of the executive officers is within a reasonably competitive range between the 50th and 75th percentiles of companies of similar size and whether any variation above or below the range is appropriate.

The Committee oversees the compensation program for the Company’s executive officers with the assistance of senior management. The Committee reviews, approves and determines all elements of compensation for each executive officer.

The following table lists the key elements of the Company’s executive compensation program:

Key Elements of the Company’s Executive Compensation Program

Element	Description	Purpose
Base Salaries	Fixed cash compensation based on position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future potential.	Provide a fixed, baseline level of cash compensation.
Annual Bonus Plan	Cash payment tied to performance during the fiscal year.	Motivate executive officers to achieve the Company’s annual strategic and financial goals.
Long-Term Performance Plan	Cash payment tied to performance over a three-year performance period. The CEO does not participate in this plan.	Promote retention and motivate executive officers and other key employees to achieve the Company’s long-term strategic and financial goals.
Long-Term Performance Equity Plan	Incentive awards granted to the CEO with payouts based on the Company’s achievement of specified performance goals during the applicable performance period. Awards are settled in cash, shares of Class B Common Stock or a combination of cash and shares of Class B Common Stock.	Promote the best interests of the Company and its stockholders by providing the CEO with incentive compensation linked to the Company’s achievement of its long-term strategic and financial goals.
Officer Retention Plan	Supplemental nonqualified defined benefit plan providing retirement and severance benefits.	Promote retention of executive officers hired prior to March 2014 with a long-term perspective.
Long-Term Retention Plan	Supplemental nonqualified defined contribution plan providing retirement and severance benefits.	Attract executive talent and promote retention with a long-term perspective.
Achievement Recognition Award	Discretionary cash payment to recognize exceptional performance in recent years.	Recognize and reward executive officers for sustained excellence in achieving outstanding performance results, generating stockholder returns and executing the Company's long-term strategy.
Supplemental Savings Incentive Plan	Supplemental nonqualified deferred compensation plan enabling executive officers to defer a portion of their annual salary and awards under the Annual Bonus Plan, the Long-Term Performance Plan and the Long-Term Performance Equity Plan.	Promote retention, encourage executive officers to save for retirement and provide retirement savings in a tax-efficient manner.
Other Benefits and Executive Compensation Policies	Premiums paid for long-term disability and life insurance, annual executive allowance, personal use of corporate aircraft, executive physicals, personal security services and income and employment tax gross-ups.	Attract and retain executive talent and enhance security and efficiency.

Determining Executive Compensation

Discretion and Subjective Judgment of Committee

The Committee reviews, approves and determines all elements of compensation for the executive officers.

In determining base salaries, annual and long-term incentive targets and all other matters related to executive compensation, the Committee relies primarily on its general experience and subjective considerations of various factors, including the Company’s strategic business goals, compensation survey data and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future potential.

Annual Compensation Reviews

The Committee conducts an annual review of executive officer compensation to determine if changes are appropriate. As part of this review, management submits recommendations to the Committee for review and approval.

Management’s recommendations are determined based on an annual compensation review process conducted by senior management, including the named executive officers. This process includes the President and Chief Operating Officer and the Chief Legal and Administrative Officer and Corporate Secretary meeting with each executive officer’s supervising manager to discuss self-assessments completed by each executive officer, job performance reviews completed by each executive officer’s supervising manager, comparative compensation data provided by management’s compensation consultant and other information relevant to determine whether to recommend any adjustments to such executive officer’s compensation. Based on this process, the President and Chief Operating Officer and the Chief Legal and Administrative Officer and Corporate Secretary make specific compensation recommendations to the CEO and the Vice Chair. The CEO and the Vice Chair review and approve the compensation recommendations for all executive officers, including the named executive officers, before they are reviewed by the Committee.

Following a review of management’s recommendations, the Committee approves the compensation recommendations for the executive officers with any modifications the Committee deems appropriate. The Committee may also adjust compensation for specific individuals at other times during the fiscal year.

Role of Compensation Consultants and Market Analysis

Management retained Korn Ferry to assist with an overall review of the executive compensation program and to provide general advice and counsel regarding various executive and director compensation matters. During the first quarter of fiscal 2025, Korn Ferry completed a comparative study of the Company’s executive compensation program relative to peer companies and survey data, which was considered by the Committee in connection with its decisions regarding compensation for fiscal 2025 (the “2025 Executive Compensation Review”). In fiscal 2025, a Korn Ferry representative attended the Committee’s meetings and also met in executive session with the Committee.

The 13 peer group companies used for the 2025 Executive Compensation Review were all publicly traded companies similar in size to the Company and in the food and beverage industry. The peer group consisted of the following companies:

Company Name	Net Reported Revenues(1) ($ in billions)
Brown-Forman Corporation	$ 3.975
Campbell Soup Company	10.253
Constellation Brands, Inc.	10.209
Flowers Foods, Inc.	5.103
Keurig Dr Pepper Inc.	15.351
The Marzetti Company (f/k/a Lancaster Colony Corporation)(2)	1.909
McCormick & Company, Incorporated	6.724
Molson Coors Beverage Company	11.627
Monster Beverage Corporation	7.493
Post Holdings, Inc.	8.158
The Hain Celestial Group, Inc.	1.560
The Hershey Company	11.202
TreeHouse Foods, Inc.	3.354
Coca-Cola Consolidated, Inc.	$ 6.900
Median	7.493
Average	7.455
__________

(1)Net Reported Revenues reflect the amounts reported in the peer company’s most recently filed Form 10-K as of January 30, 2026.

(2)Lancaster Colony Corporation rebranded itself as The Marzetti Company, effective July 1, 2025.

Management and the Committee used the Korn Ferry study and other publicly available compensation surveys and data as a point of reference to assess whether the compensation for each of the executive officers was within a reasonably competitive range between the 50th and 75th percentiles of companies of similar size and whether any variation above or below the range was appropriate.

Base Salaries

Base salaries are the foundation of the Company’s executive compensation program. They provide a fixed, baseline level of cash compensation based on each executive officer’s position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future potential. Base salary levels also impact amounts paid under other elements of the Company’s executive compensation program, including annual bonuses and long-term performance awards and certain retirement benefits.

The Committee approved the following adjustments to the named executive officers’ base salaries effective March 17, 2025, except as otherwise noted:

Name	2024 Base Salary	2025 Base Salary	% Increase
Mr. Harrison	$1,374,645	$1,415,885	3.0%
Mr. Blickley(1)	$ 370,551	$ 500,000	34.9%
Mr. Katz	$1,038,848	$1,070,013	3.0%
Mr. Chambless	$ 742,608	$ 764,886	3.0%
Mr. Fisher	$ 671,774	$ 698,645	4.0%
Mr. Anthony(2)	$ 620,279	$ 638,888	3.0%
__________

(1) In connection with his appointment and promotion to Executive Vice President, Chief Financial Officer and Chief Accounting Officer, effective April 1, 2025, the Committee determined Mr. Blickley’s salary in consultation with Korn Ferry, after benchmarking the compensation paid for similar roles with similar experience at peer companies.

(2)Mr. Anthony was awarded a target merit increase prior to his retirement, and the prorated portion of his adjusted base salary actually received is reflected in the “Salary” column of the 2025 Summary Compensation Table on page 44.

The base salary adjustments were in line with a 3.0% target merit salary increase for Messrs. Harrison, Katz, Chambless and Anthony. The Committee awarded an above target merit increase to Mr. Fisher to recognize the increased level of experience in his role and to improve market competitiveness to help with retention.

Annual Bonus Plan

All of the named executive officers participate in the Company’s Annual Bonus Plan. The Company’s Annual Bonus Plan provides each executive officer the opportunity to receive an annual cash award based on the achievement of corporate performance goals and individual performance.

The formula for computing annual bonus payouts is as follows:

Base Salary	x	Target Bonus Percentage (% of Base Salary)	x	Overall Goal Achievement Factor (%)	x	Individual Performance Factor	=	Bonus Award Earned

Target Bonus Percentage

In the first quarter of each fiscal year, the Committee approves a target bonus percentage for each executive officer, expressed as a percentage of base salary. Target bonus percentages are determined based on the position and level of responsibility of each executive officer, historical grant practices of the Company and market benchmark data provided by Korn Ferry.

The target bonus percentages for the named executive officers for fiscal 2025 were as follows:

Name	2025 Target Bonus Percentage (% of Base Salary)
Mr. Harrison	100%
Mr. Blickley	75%
Mr. Katz	100%
Mr. Chambless	75%
Mr. Fisher	75%
Mr. Anthony	75%

The target bonus percentages as a percentage of base salary remained unchanged from fiscal 2024 for each named executive officer who served as a named executive officer in fiscal 2024.

Overall Goal Achievement Factor

The overall goal achievement factor is calculated based on the Company’s achievement of annual corporate performance goals determined for each performance measure under the Annual Bonus Plan. The target performance goal for each performance measure was in each case equal to or greater than the target performance in the Company’s fiscal 2025 operating plan. The following table summarizes the performance measures and related corporate performance goals approved by the Committee for fiscal 2025:

		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum
EBIT	40%	$842.0 million	$922.0 million	$962.0 million
Free Cash Flow	40%	$385.0 million	$425.0 million	$465.0 million
Revenue	20%	$ 6.602 billion	$ 6.782 billion	$ 6.842 billion

The Committee selected EBIT, Free Cash Flow and Revenue (each, as defined below) as the performance measures for fiscal 2025 because the Committee believes the Revenue performance measure, together with the profitability performance measures, encourage senior management to grow top-line revenue with a strong emphasis on profitability and generation of free cash flow. While both EBIT and Free Cash Flow measure profitability, EBIT measures the current year’s operating profitability, taking into account all cash and non-cash expenses other than interest and taxes. Free Cash Flow, on the other hand, measures the Company’s ability to generate sufficient profit to fund spending on equipment and assets as well as changes in working capital which will support the generation of profit in future years. The Committee chose to use both profitability measures to provide a balanced assessment of the Company’s current profitability and its ability to sustain profitability over the longer term. There were no changes from fiscal 2024 to fiscal 2025 in the relative weights assigned to the performance measures.

The performance measures are defined as follows:

•“EBIT”(1) is the acronym for Earnings Before Interest and Taxes and means income from operations determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”), as adjusted;

•“Free Cash Flow”(1) means the change in long-term debt and obligations under financing leases (both current and noncurrent), net of cash and cash equivalents; and

•“Revenue”(1) means net sales revenue determined on a consolidated basis in accordance with GAAP, as adjusted.
__________

(1)“EBIT,” “Free Cash Flow” and “Revenue” are non-GAAP financial performance measures used solely for evaluating the Company’s performance in connection with the determination of the amount of incentive compensation earned under the Annual Bonus Plan for fiscal 2025 (the “2025 Annual Bonus Plan”). Non-GAAP financial measures are not an alternative for the Company’s reported results prepared in accordance with GAAP. See Appendix A for a reconciliation to GAAP financial measures.

The Committee also approved the threshold, target and maximum performance goals for each performance measure under the 2025 Annual Bonus Plan. If the threshold goal is not achieved for a given measure, there will be no payout on that measure. Increasingly larger payouts will be awarded for levels of achievement between the threshold and maximum performance goals.

The following table summarizes the payout range for each performance goal:

Performance Goal Achievement	Payout Percentage
Less than threshold	0%
Threshold to target	50% - 99%
Target to maximum	100% - 149%
Maximum and greater	150%

In accordance with the terms of the Annual Bonus Plan, in determining the overall goal achievement factor, the Committee may make adjustments to the actual levels of achievement under each corporate performance measure to ensure that each corporate performance measure reflects the Company’s normalized operating performance in the ordinary course of business. See Appendix A for detail on any adjustments made.

The following table reflects the calculation of the overall goal achievement factor for fiscal 2025:

Performance Measure	Weight	Target Performance Goal	Adjusted Goal Achievement(1)	Payout Percentage	Weighted Payout Percentage
EBIT	40%	$922.0 million	$944.3 million	127.9%	51.2%
Free Cash Flow	40%	$425.0 million	$469.9 million	150.0%	60.0%
Revenue	20%	$ 6.782 billion	$ 6.817 billion	129.2%	25.8%
Overall Goal Achievement Factor					137.0%
__________

(1) “EBIT,” “Free Cash Flow” and “Revenue” are non-GAAP financial performance measures. See Appendix A for a reconciliation to GAAP financial measures.

Individual Performance Factor

The Committee determines the individual performance factor for each named executive officer during the first quarter of each fiscal year based on its subjective judgment of the named executive officer’s performance for the prior fiscal year, including consideration of the named executive officer’s annual performance evaluation, the ability of the executive to produce results in a manner that honors the Company’s values and demonstrates servant leadership, special projects the executive was assigned during the fiscal year and management’s recommendations. The target individual performance factor is 1.0 and the maximum individual performance factor is 1.5. For fiscal 2025, the Committee assigned an above-target individual performance factor of 1.24 to each of the named executive officers in view of the Committee’s determination that each named executive officer’s outstanding leadership and performance during the fiscal year helped enable the Company to outperform its target levels of performance for the fiscal year and resulted in significant value creation for our stockholders.

Annual Bonus Calculation

Based on the Committee’s determinations as described above, the bonus amounts paid to the named executive officers for fiscal 2025 were calculated as follows:

Name	Base Salary	x	Target Bonus Percentage (% of Base Salary)	x	Overall Goal Achievement Factor	x	Individual Performance Factor	=	Bonus Award Earned
Mr. Harrison	$1,415,885	x	100%	x	137.0%	x	1.24	=	$2,405,305
Mr. Blickley	$ 500,000	x	75%	x	137.0%	x	1.24	=	$ 637,050
Mr. Katz	$1,070,013	x	100%	x	137.0%	x	1.24	=	$1,817,738
Mr. Chambless	$ 764,886	x	75%	x	137.0%	x	1.24	=	$ 974,541
Mr. Fisher	$ 698,645	x	75%	x	137.0%	x	1.24	=	$ 890,144
Mr. Anthony(1)	$ 638,888	x	75%	x	137.0%	x	1.24	=	$ 200,714
__________

(1)Mr. Anthony was granted a prorated bonus award based on the months completed in the fiscal year until his retirement, effective March 31, 2025.

Long-Term Performance Plan

The Long-Term Performance Plan delivers a targeted percentage of base salary to each participant based on the achievement of long-term strategic and financial goals of the Company. The Long-Term Performance Plan is offered to the executive officers and other key employees. A three-year performance cycle is generally established each fiscal year for determining compensation under the Long-Term Performance Plan.

The Committee approved the Long-Term Performance Plan to promote retention of executive officers and other key employees, to increase the proportion of their total performance-based compensation and to provide an incentive to achieve the Company’s long-term strategic and financial goals.

The general formula for computing awards under the Long-Term Performance Plan is as follows:

Target Award	x	Long-Term Performance Factor (%)	=	Award Earned

2025 Long-Term Performance Plan

In the first quarter of fiscal 2025, the Committee established the Long-Term Performance Plan for the fiscal 2025 - fiscal 2027 three-year performance period (the “2025 Long-Term Performance Plan”).

The Committee approved target awards under the 2025 Long-Term Performance Plan based on its consideration of the base salary, position and level of responsibility of each executive officer, succession planning considerations, historical grant practices of the Company and market benchmark data provided by Korn Ferry. Payouts with respect to the target awards will be made in early fiscal 2028 depending on the Company’s achievement of specified corporate performance goals during the three-year performance period.

The following table reflects the target awards granted to the following participating named executive officers under the 2025 Long-Term Performance Plan:

	2025 Long-Term Performance Plan Target Awards
Name	% of Base Salary	Amount
Mr. Blickley	75%	$ 375,000
Mr. Katz	200%	$2,140,026
Mr. Chambless	75%	$ 573,664
Mr. Fisher	75%	$ 523,984

Consistent with the terms of the Company’s Long-Term Performance Plan, Mr. Anthony was not eligible to participate in the 2025 Long-Term Performance Plan due to his March 31, 2025 retirement.

Target award percentages for the named executive officers remained unchanged from fiscal 2024 as a percent of base salary for each named executive officer who received an award in fiscal 2024 (other than Mr. Katz). The target bonus percentage for Mr. Katz increased to 200% (from 150%) of his base salary to recognize the Committee’s ongoing confidence in his leadership, to ensure his compensation is competitive with the market and serves as an important retention incentive and to further incentivize him to help the Company to achieve its long-term objectives.
The long-term performance factor is calculated based on the Company’s achievement of corporate performance goals during the three-year performance period. The following table summarizes the corporate performance measures and weights approved by the Committee for the 2025 Long-Term Performance Plan:

Performance Measure	Weight
Free Cash Flow	30%
EBIT	50%
EBIT Margin	20%

The 2025 Long-Term Performance Plan includes three-year aggregate Free Cash Flow, three-year aggregate EBIT and three-year average EBIT Margin (each, as defined below) weighted 30%, 50% and 20%, respectively, as performance measures. There were no changes to the performance measures and relative weights in the 2025 Long-Term Performance Plan from the Long-Term Performance Plan for the fiscal 2024 - fiscal 2026 three-year performance period. The Committee included Free Cash Flow as a performance measure to encourage senior management to focus on the Company’s operating efficiency, cash generation and working capital management. The Committee believes the EBIT and EBIT Margin performance measures focus senior management on enhancing the efficiency and quality of earnings along with the profitability from operations. The Committee believes the achievement of goals with respect to all of these measures is consistent with the long-term interests of the Company’s stockholders.

The three-year performance measures are determined based on the three calendar years in the performance period and are defined as follows:

•“Free Cash Flow”(1) has the meaning as defined in the above description of the Annual Bonus Plan beginning on page 34;

•“EBIT”(1) has the meaning as defined in the above description of the Annual Bonus Plan beginning on page 34; and

•“EBIT Margin”(1) means the percentage determined by dividing EBIT by Revenue (each measure as defined in the above description of the Annual Bonus Plan beginning on page 34).
__________

(1)“Free Cash Flow,” “EBIT” and “EBIT Margin” are non-GAAP financial performance measures used solely for evaluating the Company’s performance in connection with the determination of the amount of incentive compensation earned under the 2025 Long-Term Performance Plan. Non-GAAP financial measures are not an alternative for the Company’s reported results prepared in accordance with GAAP. See Appendix A for a reconciliation to GAAP financial measures.

The Committee approved the threshold, target and maximum performance goals for each performance measure under the 2025 Long-Term Performance Plan. The target performance goals are set at a level believed by management to be reasonably achievable. The economic and business environment facing the Company remains challenging and therefore the Company’s ability to achieve the target goals under the 2025 Long-Term Performance Plan is uncertain.

If the threshold goal is not achieved for a given measure, there will be no payout on that measure. Increasingly larger payouts will be awarded for levels of achievement between the threshold and maximum performance goals.

The following table summarizes the payout range for each performance goal:

Performance Goal Achievement	Payout Percentage
Less than threshold	0%
Threshold to target	50% - 99%
Target to maximum	100% - 199%
Maximum and greater	200%

The maximum payout percentage of 200% in the 2025 Long-Term Performance Plan represented an increase to the maximum payout percentage of 150% used in prior Long-Term Performance Plans. The Committee approved the higher maximum payout percentage to help ensure the incentives remain competitive with the market to enhance retention and further incent executive officers and other key employees to achieve the Company’s long-term strategic and financial goals.

In accordance with the terms of the Long-Term Performance Plan, in determining the long-term performance factor, the Committee may make adjustments to the actual levels of achievement under each corporate performance measure to ensure that each corporate performance measure reflects the Company’s normalized operating performance in the ordinary course of business. In general, these potential adjustments relate to unplanned or unanticipated events and nonrecurring items. Examples of such adjustments would be mark-to-market adjustments required on the Company’s hedges for certain commodities such as fuel and aluminum, significant unplanned strategic investments and financing impacts related to changes in capital structure from share repurchases, dividend payments and debt issuances.

Awards, if any, under the 2025 Long-Term Performance Plan will be paid in early fiscal 2028 based on the Company’s audited consolidated financial results for fiscal 2025 through fiscal 2027 and any adjustments made by the Committee. Consistent with the Company’s historical practice of compensating executive officers (other than the CEO) in cash, the awards will be paid in cash instead of equity due to the limited number of shares of Coca‑Cola Consolidated stock held by stockholders who are not affiliates of the Company and the limited trading volume of Common Stock.

2023 Long-Term Performance Plan

In the first quarter of fiscal 2023, the Committee established the Long-Term Performance Plan for the fiscal 2023 - fiscal 2025 three-year performance period (the “2023 Long-Term Performance Plan”). Awards under the 2023 Long-Term Performance Plan were paid in early fiscal 2026 based on the Company’s audited consolidated financial results for fiscal 2023 through fiscal 2025 and the adjustments made by the Committee described below. The awards were calculated as follows:

Name	2023 Long-Term Performance Plan Target Awards	x	Long-Term Performance Factor	=	Award Earned
Mr. Blickley	$ 168,432	x	150.0%	=	$ 252,649
Mr. Katz	$1,470,068	x	150.0%	=	$2,205,102
Mr. Chambless	$ 540,734	x	150.0%	=	$ 811,101
Mr. Fisher	$ 489,156	x	150.0%	=	$ 733,734
Mr. Anthony(1)	$ 338,745	x	150.0%	=	$ 508,117
__________

(1)Mr. Anthony earned a prorated 2023 Long-Term Performance Plan award based on the months completed in the three-year performance period prior to his retirement, effective March 31, 2025.

The following table reflects the calculation of the long-term performance factor under the 2023 Long-Term Performance Plan:

Performance Measure(1)	Weight	Target Performance Goal	Adjusted Goal Achievement(2)	Payout Percentage	Weighted Payout Percentage
EBIT	50%	$2,134.1 million	$2,727.8 million	150.0%	75.0%
Free Cash Flow	30%	$990.0 million	$1,499.6 million	150.0%	45.0%
EBIT Margin	20%	10.20%	13.11%	150.0%	30.0%
Long-Term Performance Factor					150.0%
__________

(1)“EBIT,” “Free Cash Flow” and “EBIT Margin” are defined as described in the “2023 Long-Term Performance Plan” section beginning on page 35 of our definitive proxy statement filed with the SEC in connection with our 2024 Annual Meeting of Stockholders. The EBIT performance measure is a cumulative total over the three-year performance period, the Free Cash Flow performance measure is the total change over the three-year performance period and the EBIT Margin performance measure is based on a three-year average.

(2)    “EBIT,” “Free Cash Flow” and “EBIT Margin” are non-GAAP financial performance measures used solely for evaluating the Company’s performance in connection with the determination of the amount of incentive compensation earned under the 2023 Long-Term Performance Plan. Non-GAAP financial measures are not an alternative for the Company’s reported results prepared in accordance with GAAP. See Appendix A for a reconciliation to GAAP financial measures.

In accordance with the terms of the Long-Term Performance Plan, in determining the long-term performance factor, the Committee made adjustments to the actual levels of achievement under each corporate performance measure to ensure that each corporate performance measure over the three-year performance period reflected the Company’s normalized operating performance in the ordinary course of business. See Appendix A for detail on the adjustments made.

Long-Term Performance Equity Plan

Mr. Harrison, our CEO, participates in the Long-Term Performance Equity Plan. The Long-Term Performance Equity Plan permits the Committee to design and award incentive compensation to Mr. Harrison based on the Company’s achievement of performance goals that are reflective of the Company’s long-term strategic and financial goals. Awards granted to Mr. Harrison under the Long-Term Performance Equity Plan are earned based on the Company’s attainment of performance measures specified by the Committee during a performance period. Mr. Harrison may elect to have awards earned under the Long-Term Performance Equity Plan settled in cash, shares of Class B Common Stock or a combination of cash and shares of Class B Common Stock.

In February 2025, the Committee approved an incentive award to Mr. Harrison under the Long-Term Performance Equity Plan with a target value of $7,400,000 for the fiscal 2025 - fiscal 2027 three-year performance period (the “2025 Long-Term Performance Equity Plan”). The performance measures and threshold, target and maximum levels of performance and weightings for the award under the 2025 Long-Term Performance Equity Plan are identical to the performance measures and threshold, target and maximum levels of performance and weightings for the awards under the 2025 Long-Term Performance Plan described above. The amount of the incentive award earned will be determined by the Committee and paid to Mr. Harrison in early fiscal 2028 based on the Company’s audited consolidated financial results for fiscal 2025 through fiscal 2027 and any adjustments made by the Committee.

In the first quarter of fiscal 2023, the Committee approved an incentive award to Mr. Harrison under the Long-Term Performance Equity Plan for the fiscal 2023 - fiscal 2025 three-year performance period (the “2023 Long-Term Performance Equity Plan”). The performance measures and threshold, target and maximum levels of performance and weightings for the award under the 2023 Long-Term Performance Equity Plan were identical to the performance measures and threshold, target and maximum levels of performance and weightings for the awards under the 2023 Long-Term Performance Plan described above. The amount of the incentive award earned by Mr. Harrison under the 2023 Long-Term Performance Equity Plan was calculated as shown in the table below. Mr. Harrison elected to receive the incentive award in cash.

Name	2023 Long-Term Performance Equity Plan Award	x	Long-Term Performance Factor	=	Bonus Award Earned
Mr. Harrison	$7,000,000	x	150.0%	=	$10,500,000

Officer Retention and Long-Term Retention Plans

Historically, the Committee has emphasized retention as a key objective of the Company’s executive compensation program. The Company maintains two supplemental retirement plans—the Officer Retention Plan (the “ORP”) and the Long-Term Retention Plan (the “LTRP”)—for the purpose of attracting and retaining executive talent until retirement and promoting a long-term perspective. These plans are also provided in light of the Company’s historical practice of not using equity as a significant component of executive total compensation (except for the CEO). The material terms of the ORP and the LTRP are described beginning on pages 48 and 51, respectively.

Mr. Harrison ceased accruing supplemental retirement benefits under the ORP when he attained age 60. For participants who continue employment past age 60, the ORP does not provide for any interest or actuarial increase of the participant’s fully accrued retirement benefit during the period they continue employment past age 60.

Supplemental Savings Incentive Plan

The Supplemental Savings Incentive Plan (the “SSIP”) allows the executive officers to defer a portion of their annual salary and awards under the Annual Bonus Plan, the Long-Term Performance Plan and the Long-Term Performance Equity Plan. The Company currently matches up to 50% of the first 6% of base salary deferred into the SSIP. The Company may also make additional discretionary contributions to participants’ SSIP accounts.

In order to incentivize his continued service through retirement on March 31, 2025, the Committee approved a discretionary contribution to the SSIP account of Mr. Anthony of $62,500 for his service in the first quarter of fiscal 2025.

Prior to 2006, participants could elect to receive a fixed annual return of up to 13% on their account balances. This election provided participants with an above-market rate of return and resulted in a long-term fixed liability for the Company that was not contingent on its corporate performance. For these reasons, the Committee eliminated the option to receive a fixed rate of return for all deferrals and Company contributions made on or after January 1, 2006. The fixed rate of return option was not eliminated for deferrals and Company contributions made before January 1, 2006. The material terms of the SSIP are described beginning on page 49.

Other Benefits and Executive Compensation Policies

401(k) Savings Plan

The Company maintains a tax-qualified defined contribution plan (the “401(k) Savings Plan”) with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code for substantially all of its employees who are not part of collective bargaining agreements, including the named executive officers. Employee elective deferral contributions to the 401(k) Savings Plan are made, at the election of the employee, on a pre-tax basis or Roth after-tax basis and are subject to contribution limitations in the Internal Revenue Code. The Company currently matches up to 100% of the first 4% of base salary deferred under the 401(k) Savings Plan. The Company may make an additional discretionary contribution equal to 100% of an additional 1% of base salary deferred under the 401(k) Savings Plan. The Company funded all of the discretionary matching contribution for fiscal 2025.

Severance, Change in Control, and Other Post-Termination Arrangements

The Company’s executive officers, including the named executive officers, do not have employment agreements, but they are entitled to certain payments under the various plans described in this section in connection with a termination of employment or a change in control of the Company. With respect to termination of employment, each executive officer is entitled to certain payments upon termination without cause, voluntary resignation or termination due to death or disability. The terms of the severance provisions are described beginning on page 52.

Change in control benefits are provided to ensure that, in the event of a friendly or hostile change in control, the Company’s executive officers will be able to advise the Board about the potential transaction without being unduly influenced by personal considerations, such as fear of losing their jobs as a result of a change in control.

The Committee does not consider the change in control provisions in determining the forms or amounts of other compensation. The terms of the change in control provisions are described beginning on page 52.

In connection with his retirement, Mr. Anthony and the Company entered into a Consulting Agreement on February 19, 2025 (the “Consulting Agreement”), pursuant to which Mr. Anthony will provide consulting and advisory services to the Company from April 1, 2025 through December 31, 2025 (the “Initial Term”). The Consulting Agreement automatically renews at the end of the Initial Term, and each subsequent term, for a further period of one year, unless Mr. Anthony or the Company provides written notice of termination. During the term of the Consulting Agreement, Mr. Anthony is entitled to fees of $20,833.33 per month.

Personal Benefits

The Company provides personal benefits to the named executive officers that management and the Committee believe are reasonable, competitive and consistent with the Company’s overall objectives of attracting and retaining executive talent and enhancing security and efficiency. The Committee believes the value of providing these benefits to the named executive officers outweighs the cost of the benefits. The cost of these benefits to Coca‑Cola Consolidated is reflected in the “All Other Compensation” column of the 2025 Summary Compensation Table on page 44.

Each of the named executive officers is provided with an annual executive allowance. Each named executive officer has the flexibility to keep or spend the allowance and is not required to report to the Company how the allowance is spent. The Company provides the annual executive allowance to minimize decisions regarding the types of benefits provided, to provide the named executive officers choice and flexibility and to fix the Company’s expenses with respect to these types of benefits.

Each of the named executive officers received an annual executive allowance for fiscal 2025. The amount of the allowance was $45,000 for Mr. Harrison, $25,000 for Messrs. Katz and Chambless, and $15,000 for Messrs. Blickley and Fisher. These amounts were determined based on the Company’s average annual costs of providing historical personal benefits that were replaced by the annual executive allowance, including the costs of certain income tax reimbursements. Prior to his retirement, Mr. Anthony received a prorated executive allowance of $7,500.

The Company continues to pay long-term disability and life insurance premiums for the named executive officers. In fiscal 2022, the Company adopted an executive health assessment program for its senior management employees, including the executive officers. The program reimburses participants for the cost of an annual comprehensive physical examination. The Company encourages executive officers to participate in the program because it helps participants evaluate their current health and assists them with the prevention, early detection and management of any medical conditions.

Due to increased and continued security risks inherent in senior executive positions, we provide our CEO with personal security to locations that have heightened risk of threat or incident.

The Board requires the CEO to use the Company’s corporate aircraft whenever reasonable for both business and personal travel. This benefit increases the level of safety and security for Mr. Harrison and his family. Making the aircraft available to Mr. Harrison also allows him to efficiently and securely conduct business during both business and personal flights and eliminates the inefficiencies of commercial travel. The Board believes that the value of making the aircraft available to Mr. Harrison and his family, in terms of convenience, security and saving time, results in an efficient form of compensation for Mr. Harrison.

Other executive officers may use the Company’s corporate aircraft for personal purposes with the CEO’s permission and subject to the oversight of the Committee and the Board. Depending on availability, family members of executive officers may travel on the corporate aircraft to accompany executives on business. There is nominal or no incremental cost to the Company for these passengers.

The Company purchases or otherwise receives tickets to cultural, sporting and other entertainment events for business development and network building purposes and to support these activities in the communities in which we operate. Our employees, including the executive officers, may make personal use of any tickets that are not otherwise being used for business purposes. The Company incurs no or de minimis incremental cost in connection with the executive officers’ personal use of the tickets, and the Committee believes attendance at these events by our employees, including the executive officers, enhances the Company’s profile in the communities in which we operate.

For certain elements of compensation, the Company also pays income and employment tax gross-ups to provide the full benefit of the compensation.

Tax and Accounting Considerations

The Committee considers the tax and accounting effects of compensation elements when designing the Company’s incentive and equity compensation plans. In order to maintain flexibility in compensating executive officers, however, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct compensation in excess of $1.0 million paid to “covered individuals” (as defined in Section 162(m) which includes all of the named executive officers). Therefore, compensation in excess of $1.0 million paid to the named executive officers is not deductible by the Company for federal income tax purposes.

Executive Compensation Tables

The following tables and related narratives present the compensation for the named executive officers in the format specified by the SEC.

I. 2025 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
J. Frank Harrison, III	2025	1,406,368	—	12,905,305	2,020,835	380,033	16,712,541
Chairman of the Board and Chief Executive Officer	2024	1,365,406	4,250,000	13,017,211	45,756	355,019	19,033,392
	2023	1,319,941	4,250,000	12,729,829	1,089,198	392,033	19,781,001
Matthew J. Blickley	2025	464,651	—	889,699	—	98,781	1,453,130
Chief Financial Officer and Chief Accounting Officer

David M. Katz	2025	1,062,821	—	4,022,840	328,553	792,162	6,206,376
President and Chief Operating Officer	2024	1,025,278	1,000,000	4,076,983	140,297	764,504	7,007,062
	2023	959,485	1,000,000	3,914,134	235,061	639,551	6,748,231
Robert G. Chambless	2025	759,745	—	1,785,642	699,330	212,137	3,456,854
Executive Vice President, Senior Advisor to the Chairman and CEO	2024	737,616	350,000	1,890,947	262,589	225,234	3,466,386
	2023	714,579	350,000	1,842,956	512,491	218,693	3,638,719
E. Beauregarde Fisher III	2025	692,444	—	1,623,878	—	556,080	2,872,402
Chief Legal and Administrative Officer and Corporate Secretary	2024	667,259	350,000	1,703,862	—	370,250	3,091,371
	2023	645,041	350,000	1,660,643	—	321,438	2,977,122
F. Scott Anthony	2025	219,317	—	708,831	—	273,679	1,201,827
Former Executive Vice President and Chief Financial Officer	2024	616,110	350,000	1,567,164	—	317,571	2,850,845
	2023	594,347	350,000	1,527,437	—	214,815	2,686,599

Salary (Column (c))

The amounts shown in the “Salary” column include amounts deferred by the named executive officers under the 401(k) Savings Plan and the SSIP.

Bonus (Column (d))

The amounts shown in the “Bonus” column include the achievement recognition award paid to the named executive officers as a discretionary bonus.

Non-Equity Incentive Plan Compensation (Column (e))

The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent (i) for Mr. Harrison, the performance-based cash awards earned under the 2025 Annual Bonus Plan and the 2023 Long-Term Performance Equity Plan and (ii) for the other named executive officers, the performance-based cash awards earned under the 2025 Annual Bonus Plan and the 2023 Long-Term Performance Plan, as follows:

Name	2025 Annual Bonus Plan ($)	2023 Long-Term Performance Equity Plan ($)	2023 Long-Term Performance Plan ($)	Total ($)
Mr. Harrison	2,405,305	10,500,000	—	12,905,305
Mr. Blickley	637,050	—	252,649	889,699
Mr. Katz	1,817,738	—	2,205,102	4,022,840
Mr. Chambless	974,541	—	811,101	1,785,642
Mr. Fisher	890,144	—	733,734	1,623,878
Mr. Anthony	200,714	—	508,117	708,831

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (f))

The following table breaks out the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for fiscal 2025:

Name	Officer Retention Plan ($)(1)	Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)
Mr. Harrison	1,401,164	619,671	2,020,835
Mr. Blickley	—	—	—
Mr. Katz	328,553	—	328,553
Mr. Chambless	670,957	28,373	699,330
Mr. Fisher	—	—	—
Mr. Anthony	—	—	—
__________

(1)The amounts shown in this column reflect the aggregate increase in the present value of each named executive officer’s benefit under the ORP from the beginning of the fiscal year to the end of the fiscal year. Additional information regarding each named executive officer’s accumulated benefits under the ORP is presented beginning on page 48.

(2)    The amounts shown in this column reflect the portion of annual earnings on Messrs. Harrison’s and Chambless’ principal balance under the SSIP that is deemed to be “above-market interest” under the SEC rules. Additional information regarding the SSIP is presented beginning on page 49. The SSIP was amended in 2005 to eliminate the payment of above-market interest on salary deferrals and contributions made after 2005.

All Other Compensation (Column (g))

The table below describes each component of the “All Other Compensation” column for fiscal 2025. The amounts shown reflect the incremental cost to Coca‑Cola Consolidated for each of the benefits.

Name	Company Contributions to Defined Contribution Plans ($)	Life Insurance ($)	Tax Gross-Ups ($)	Executive Allowance ($)	Personal Use of Corporate Aircraft ($)	Post-Retirement Consulting Fees ($)	Other ($)	Total ($)
Mr. Harrison	17,500	10,815	104,805	45,000	157,886	—	44,027	380,033
Mr. Blickley	77,131	1,616	449	15,000	—	—	4,585	98,781
Mr. Katz	689,015	10,493	16,527	25,000	46,342	—	4,785	792,162
Mr. Chambless	131,945	18,119	25,545	25,000	—	—	11,528	212,137
Mr. Fisher	525,704	6,495	4,096	15,000	—	—	4,785	556,080
Mr. Anthony	76,975	1,223	—	7,500	—	187,500	481	273,679

The following describes each of the benefits reflected in the above table:

Company Contributions to Defined Contribution Plans. The Company makes matching and discretionary contributions to the named executive officers’ accounts under the SSIP and the 401(k) Savings Plan and to the accounts of the named executive officers (other than Messrs. Harrison and Anthony) under the LTRP. The Company currently matches up to 50% of the first 6% of base salary deferred into the SSIP. The Company may also make additional discretionary contributions to participants’ SSIP accounts. The Company makes matching contributions to the named executive officers’ accounts under the 401(k) Savings Plan of up to 5% of each named executive officer’s eligible compensation based on the Company’s annual performance. The Company’s matching contribution is comprised of a 4% fixed component and a 1% discretionary component. The Company funded all of the discretionary matching contribution for fiscal 2025. The amount of the Company contribution to a named executive officer’s supplemental benefits account under the LTRP is determined based on the named executive officer’s position and level of responsibility, performance, job tenure and future potential, and is specified in an individual participation agreement with the named executive officer. Mr. Harrison ceased being eligible to contribute and receive Company contributions under the SSIP upon his attainment of age 70.

Life Insurance. The Company pays excess group life insurance and individual life insurance for the named executive officers.

Tax Gross-Ups. The Company pays income and employment tax gross-ups with respect to certain long-term disability and life insurance premiums, personal use of corporate aircraft, personal security and Social Security and Medicare tax gross-ups with respect to the increase in vested benefits in the ORP.

Executive Allowance. The annual executive allowance is intended to establish an equitable distribution among the named executive officers of the monies previously spent on executive perquisites. Each named executive officer has the flexibility to keep or spend the allowance and is not required to report to the Company how the allowance is spent.

Personal Use of Corporate Aircraft. The incremental cost of personal use of the Company’s corporate aircraft is calculated based on the average cost of fuel, crew travel, on-board catering, maintenance, landing fees and trip-related hangar and parking costs and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hangar expenses and general taxes and insurance are excluded from the incremental cost calculation. If an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment is included in the incremental cost of the personal use.

Post-Retirement Consulting Fees. This column reflects the fees paid to Mr. Anthony for the post-retirement consulting services he rendered to the Company.

Other. Other is comprised of the cost of personal security services, premiums for supplemental long-term disability insurance and the cost of any annual comprehensive physical examination. The cost of personal security services for Mr. Harrison for 2025 equals $32,887.

II. 2025 Grants of Plan-Based Awards

The following table shows grants of plan-based awards made to the named executive officers in February 2025:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Plan(1)	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Mr. Harrison	ABP	141,588	1,415,885	3,185,741
	LTPEP	740,000	7,400,000	14,800,000
Mr. Blickley	ABP	37,500	375,000	843,750
	LTPP	37,500	375,000	750,000
Mr. Katz	ABP	107,001	1,070,013	2,407,530
	LTPP	214,003	2,140,026	4,280,053
Mr. Chambless	ABP	57,366	573,664	1,290,745
	LTPP	57,366	573,664	1,147,329
Mr. Fisher	ABP	52,398	523,984	1,178,964
	LTPP	52,398	523,984	1,047,968
Mr. Anthony(5)	ABP	11,816	118,162	265,839
	LTPP	—	—	—
__________

(1) Incentive award opportunities were granted under the following plans in fiscal 2025:

ABP        2025 Annual Bonus Plan
LTPEP        2025 Long-Term Performance Equity Plan
LTPP        2025 Long-Term Performance Plan

The material terms of each plan are described in the “Compensation Discussion and Analysis” section beginning on page 29.

(2)The threshold award amounts shown for the ABP, the LTPEP and the LTPP are equal to 50% of the lowest weighted performance measure. The lowest weighted performance measure under the ABP, the LTPEP and the LTPP was 20%.

(3)The target award amounts shown for the ABP were computed using an individual performance factor of 1.0.

(4) The maximum award amounts shown for the ABP were computed using an individual performance factor of 1.5 and an overall goal achievement factor of 150.0%. The maximum award amounts shown for the LTPP were computed using a long-term performance factor of 200.0%.

(5)Due to Mr. Anthony’s March 31, 2025 retirement, his ABP award grant was prorated, and he was not granted an LTPP award.

III. Defined Benefit Plans

Officer Retention Plan

The Company maintains the ORP, a supplemental nonqualified defined benefit plan, for some of the Company’s key executives, including certain of the named executive officers. In March 2014, the Company stopped granting new awards of supplemental retirement benefits under the ORP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Mr. Harrison	Officer Retention Plan	30	14,307,457	—
Mr. Blickley	Officer Retention Plan	—	—	—
Mr. Katz	Officer Retention Plan	13	1,542,817	—
Mr. Chambless	Officer Retention Plan	20	3,450,991	—
Mr. Fisher	Officer Retention Plan	—	—	—
Mr. Anthony	Officer Retention Plan	—	—	—
__________

(1)The amounts shown in this column are equal to the number of years of benefit service for which the executive has received credit under the ORP. None of the named executive officers has received benefit credit service under the ORP for years of service in addition to their actual years of service with the Company which are as follows: Mr. Harrison—48 years, Mr. Blickley—11 years, Mr. Katz—13 years, Mr. Chambless—39 years, Mr. Fisher—8 years, and Mr. Anthony—7 years.

(2)The amounts shown in this column are the present values of each named executive officer’s accumulated benefits under the ORP as of December 31, 2025. Each named executive officer’s accumulated benefits under the ORP are determined in accordance with the terms of the ORP, as discussed below.

The Company maintains the ORP, which is a supplemental nonqualified defined benefit plan, to provide some of the Company’s key executives, including certain of the named executive officers, with retirement benefits in excess of Internal Revenue Code limitations as well as additional supplemental retirement benefits. In March 2014, the Company stopped granting new awards of supplemental retirement benefits under the ORP.

Under the ORP, the named executive officers are entitled to the full amount of their accrued benefit under the plan upon reaching age 60, the normal retirement age under the plan. The amount of each participant’s normal retirement benefit is determined based on the participant’s position and level of responsibility, performance and job tenure, and is specified in the participant’s individual agreement under the ORP.

Participants who terminate employment prior to normal retirement age are eligible to receive a benefit based on their accrued retirement benefit if their employment is terminated due to death or total disability or their vested accrued retirement benefit if their employment is terminated other than due to death or total disability. Participants are also eligible to receive a benefit based on the benefit they would have accrued through age 60 if they are employed upon a change in control. The benefits payable upon death, total disability, severance or a change in control are described beginning on page 52.

Generally, plan benefits are paid in the form of equal monthly installments over a period of 10, 15 or 20 years, as elected by the participant upon joining the plan. The monthly installment amounts are computed using an 8% discount rate using simple interest compounded monthly. However, in the event of death, the benefits are payable in a lump sum, and, in the event of a change in control, the benefits become payable in either a lump sum or in equal monthly installments over a period of five, 10 or 15 years, at the election of the participant.

As of December 31, 2025, the estimated annual retirement benefit payable at retirement for each of the named executive officers was as follows:

Name	Estimated Annual Retirement Benefit ($)	Number of Years Payable (#)
Mr. Harrison	1,624,991	15
Mr. Blickley	—	—
Mr. Katz	359,573	10
Mr. Chambless	294,894	20
Mr. Fisher	—	—
Mr. Anthony	—	—

Each named executive officer (other than Messrs. Blickley, Fisher, and Anthony who are not eligible to participate in the ORP because they commenced employment with the Company after March 2014) will be entitled to continue participating in the ORP and earn supplemental retirement benefits thereunder until he attains age 60 as described above. However, no new awards of supplemental retirement benefits will be made under the ORP. All new supplemental retirement benefit awards, including to Messrs. Blickley, Fisher, and Anthony, will be made under the LTRP or with discretionary SSIP contributions, the material terms of which are described beginning on pages 51 and 49, respectively.

IV. 2025 Nonqualified Deferred Compensation

Supplemental Savings Incentive Plan

The Company maintains the SSIP, a supplemental nonqualified deferred compensation plan, for its key executives, including the named executive officers. The following table provides information regarding the named executive officers’ accounts and benefits under the SSIP for fiscal 2025:

Name	Executive Contributions in Fiscal 2025 ($)(1)	Company Contributions in Fiscal 2025 ($)(2)	Aggregate Earnings in Fiscal 2025 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)(4)
Mr. Harrison(5)	—	—	2,356,658	(2,249,501)	17,997,467
Mr. Blickley	27,879	13,939	40,723	—	306,523
Mr. Katz	63,769	31,885	134,640	—	1,223,311
Mr. Chambless(6)	91,169	22,792	987,056	(211,087)	6,417,161
Mr. Fisher	126,740	20,773	263,948	—	1,848,056
Mr. Anthony	21,932	69,080	(15,842)	(1,852,040)	—
__________

(1)All amounts shown in this column are also reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the 2025 Summary Compensation Table.

(2)All amounts shown in this column are also reported in the “All Other Compensation” column of the 2025 Summary Compensation Table.

(3)Of the amounts shown in this column, the following amounts are reported as above-market earnings on deferred compensation in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the

2025 Summary Compensation Table: Mr. Harrison—$619,671, Mr. Blickley—$0, Mr. Katz—$0, Mr. Chambless—$28,373, Mr. Fisher—$0, and Mr. Anthony—$0.

(4)Of the amounts shown in this column, the following amounts were reported in the Summary Compensation Tables of the Company’s proxy statements for previous years: Mr. Harrison—$10,418,093, Mr. Blickley—$0, Mr. Katz—$743,285, Mr. Chambless—$1,872,865, Mr. Fisher—$1,018,459, and Mr. Anthony—$1,325,035.

(5)Mr. Harrison ceased being eligible to actively participate in the SSIP upon his attainment of age 70 and began receiving installment payment distributions in January 2025.

(6)Mr. Chambless began receiving installment payment distributions in January 2026.

The Company currently matches up to 50% of the first 6% of base salary deferred into the SSIP. The Company may also make additional discretionary contributions to participants’ SSIP accounts.

Participants are immediately vested in all amounts of base salary and bonus deferred by them. The Company’s contributions to participants’ accounts, other than transition contributions, vest in 20% annual increments and become fully vested upon the completion of five years of service. The transition contributions vested in 20% annual increments from December 31, 2006 to December 31, 2010. All contributions made by the Company become fully vested upon retirement, death or a change in control.

Amounts deferred by participants and contributions made by the Company before January 1, 2006 are deemed invested in either a “fixed benefit account” or a “pre-2006 supplemental account,” at the election of the participant. Balances in fixed benefit accounts earn interest at an annual rate of up to 13% (depending on the event requiring distribution and the participant’s age, years of service and initial year of participation in the SSIP). For Messrs. Harrison and Chambless (the only other named executive officer with a fixed benefit account), the amounts reported in the above table under “Aggregate Earnings in Fiscal 2025” and “Aggregate Balance at December 31, 2025” were calculated assuming the maximum annual return of 13%. In January 2025, Messrs. Harrison and Chambless began receiving monthly installment distributions of their fixed benefit account payable over a 15- and 10-year period, respectively.

Amounts deferred by participants and contributions made by the Company on or after January 1, 2006 are deemed invested in a “post-2005 supplemental account.” Balances in pre-2006 supplemental accounts and post-2005 supplemental accounts are deemed invested by participants in investment choices that are made available by the Company, which are similar to the choices available under the 401(k) Savings Plan.

Balances in fixed benefit accounts and pre-2006 supplemental accounts become payable, as elected by a participant, either upon “termination of employment” or on a date designated by the participant between the year the participant turns 55 and the year the participant turns 70. Balances in post-2005 supplemental accounts may be distributed, as elected by a participant, either upon “termination of employment” or on a date designated by the participant that is at least two years after the year that a salary deferral or other contribution was made and not later than the year the participant turns 70. A “termination of employment” occurs upon the later of (i) a participant’s severance, retirement or attainment of age 55 while totally disabled and, (ii) at the election of the plan administrator, the date when the participant is no longer receiving severance benefits.

Balances in fixed benefit accounts are payable in equal monthly installments over a period of 10 or 15 years, at the election of the participant. The monthly payment amount for a fixed benefit account is calculated using a discount rate that is equal to the applicable rate of interest on the account, as described above. Balances in pre-2006 supplemental accounts are payable in equal monthly installments over a period of 10 or 15 years, at the election of the participant. The monthly payment amount for a pre-2006 supplemental account is calculated by dividing the vested account balance by the number of remaining monthly payments. Balances in post-2005 supplemental accounts are payable in either a lump sum or in equal monthly installments over a period of five, 10 or 15 years, at the election of the participant. The monthly payment amount for a post-2005 supplemental account is calculated by dividing the vested account balance by the number of remaining monthly payments.

In the event of death or a change in control, all account balances become payable in either a lump sum or in equal monthly installments over a period of five, 10 or 15 years, at the election of the participant. In each case, the account balances and monthly payments are generally computed in the same manner as described above, except participants are deemed fully vested in their account balances, and, in the case of a change in control, the account balances and monthly payments for fixed benefit accounts are computed using the maximum 13% rate of return and 13% discount rate, respectively. Additional information regarding amounts payable to each of the named executive officers upon a termination of employment, death or a change in control is provided in the following section.

Long-Term Retention Plan

The LTRP is a supplemental nonqualified defined contribution plan that provides supplemental retirement benefits to the Company’s key executives. The LTRP was adopted in March 2014 and all new awards of supplemental retirement benefits since that date have been made under the LTRP and not the ORP.

A participant in the LTRP earns a Company contribution to a supplemental benefits account for each year of employment with the Company through age 60, the normal retirement age under the plan. The amount of the Company contribution for each participant is determined based on the participant’s position and level of responsibility, performance, job tenure and future potential, and is specified in the participant’s individual agreement under the LTRP. The amount contributed to a participant’s supplemental benefits account is invested in investment choices that are similar to the choices available under the 401(k) Savings Plan. The balance of a participant’s supplemental benefits account is 50% vested through a participant’s attainment of age 51 while employed by the Company and becomes vested ratably for each year of continued employment thereafter through age 60. The balance of a participant’s supplemental benefits account also becomes vested in the event of the participant’s death or disability or a change in control of the Company. The vested balance of a participant’s supplemental benefits account is payable following termination of employment in either a lump sum or in equal monthly installments over a period of 10, 15 or 20 years, at the election of the participant.

The following table provides information regarding the named executive officers with accounts and benefits under the LTRP for fiscal 2025:

Name	Company Contributions in Fiscal 2025 ($)(1)	Aggregate Earnings in Fiscal 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)
Mr. Blickley	45,692	52,529	—	368,440
Mr. Katz	639,630	535,452	—	4,726,140
Mr. Chambless	91,653	334,182	—	2,218,933
Mr. Fisher	487,431	443,049	—	3,523,141
__________

(1)All amounts shown in this column are also reported in the “All Other Compensation” column of the 2025 Summary Compensation Table.

V. 2025 Potential Payments Upon Termination or Change in Control

The table below shows the estimated benefits payable to each named executive officer in the event of the named executive officer’s termination of employment under various scenarios or a change in control of the Company. The amounts shown assume termination of employment or a change in control on December 31, 2025. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all salaried employees.

Name and Plans	Voluntary Resignation or Termination Without Cause ($)	Termination for Cause ($)	Death ($)	Disability ($)	Retirement ($)(1)	Change in Control ($)
Mr. Harrison
Officer Retention Plan(2)	14,411,990	—	14,411,990	14,411,990	14,411,990	14,411,990
Supplemental Savings Incentive Plan(2)	17,997,467	17,997,467	17,997,467	17,997,467	17,997,467	17,997,467
Annual Bonus Plan(3)	2,405,305	—	2,405,305	2,405,305	2,405,305	2,405,305
Long-Term Performance Equity Plan(4)	17,733,333	—	17,733,333	17,733,333	17,733,333	17,733,333
Total	52,548,095	17,997,467	52,548,095	52,548,095	52,548,095	52,548,095
Mr. Blickley
Long-Term Retention Plan	184,220	—	368,440	368,440	—	368,440
Supplemental Savings Incentive Plan(2)	306,523	306,523	306,523	306,523	—	306,523
Annual Bonus Plan(3)	637,050	—	637,050	637,050	—	637,050
Long-Term Performance Plan(5)	252,649	—	501,166	501,166	—	501,166
Total	1,380,442	306,523	1,813,179	1,813,179	—	1,813,179
Mr. Katz
Officer Retention Plan(2)	1,726,563	—	2,031,250	2,031,250	—	2,500,000
Long-Term Retention Plan	4,017,219	—	4,726,140	4,726,140	—	4,726,140
Supplemental Savings Incentive Plan(2)	1,223,311	1,223,311	1,223,311	1,223,311	—	1,223,311
Annual Bonus Plan(3)	1,817,738	—	1,817,738	1,817,738	—	1,817,738
Long-Term Performance Plan(4)	2,205,101	—	3,957,291	3,957,291	—	3,957,291
Total	10,989,932	1,223,311	13,755,730	13,755,730	—	14,224,480
Mr. Chambless
Officer Retention Plan(2)	3,000,000	—	3,000,000	3,000,000	3,000,000	3,000,000
Long-Term Retention Plan	2,218,933	—	2,218,933	2,218,933	2,218,933	2,218,933
Supplemental Savings Incentive Plan(2)	6,417,163	6,417,163	6,417,163	6,417,163	6,417,163	6,417,163
Annual Bonus Plan(3)	974,541	—	974,541	974,541	974,541	974,541
Long-Term Performance Plan(4)	1,373,626	—	1,373,626	1,373,626	1,373,626	1,373,626
Total	13,984,263	6,417,163	13,984,263	13,984,263	13,984,263	13,984,263
Mr. Fisher
Long-Term Retention Plan	2,818,513	—	3,523,141	3,523,141	—	3,523,141
Supplemental Savings Incentive Plan(2)	1,848,056	1,848,056	1,848,056	1,848,056	—	1,848,056
Annual Bonus Plan(3)	890,144	—	890,144	890,144	—	890,144
Long-Term Performance Plan(4)	733,734	—	1,244,282	1,244,282	—	1,244,282
Total	6,290,447	1,848,056	7,505,623	7,505,623	—	7,505,623

Name and Plans	Voluntary Resignation or Termination Without Cause ($)	Termination for Cause ($)	Death ($)	Disability ($)	Retirement ($)(1)	Change in Control ($)
Mr. Anthony(5)
Consulting Agreement	—	—	—	—	187,500	—
Supplemental Savings Incentive Plan(2)	—	—	—	—	1,852,040	—
Annual Bonus Plan(3)	—	—	—	—	200,714	—
Long-Term Performance Plan(4)	—	—	—	—	637,153	—
Total	—	—	—	—	2,877,407	—

__________

(1)Messrs. Harrison and Chambless are the only current named executive officers who have satisfied the age and/or service eligibility requirements for retirement under the plans.

(2)Amounts shown for the ORP and the SSIP for the named executive officers assume payment as a lump sum as of December 31, 2025. Participants in the ORP and the SSIP may elect to receive payments in equal monthly installments over a period of 10, 15 or 20 years. The amounts of the installments are based on the discount rates specified in the plans. Mr. Katz did not meet the definition of retirement under the ORP, but would receive the amount shown under the “Voluntary Resignation or Termination Without Cause” column.

(3)Amounts shown for the Annual Bonus Plan were calculated using the actual level of achievement of the performance goals for fiscal 2025.

(4)Amounts shown in all of the columns for the Long-Term Performance Equity Plan and the Long-Term Performance Plan were calculated using the actual level of achievement of the performance goals for the fiscal 2023 - fiscal 2025 performance period and assuming the achievement of target performance goals for the three-year performance periods ending in fiscal 2026 and fiscal 2027. The amounts for the three-year performance periods ending in fiscal 2026 and fiscal 2027 were prorated, when applicable, for the portion of the performance periods the executive was employed prior to the date of the triggering event.

(5)Mr. Anthony retired, effective March 31, 2025. The amounts in the table under the column “Retirement” reflect the actual retirement and post-termination benefits paid, or payable to Mr. Anthony as of December 31, 2025. The remaining potential termination scenarios do not apply to Mr. Anthony. More information about the Consulting Agreement is described above in the description of “Severance, Change in Control, and Other Post-Termination Arrangements” on page 52.

None of the Company’s current executive officers, including the named executive officers, has any special employment or severance agreements. The executive officers are entitled, however, to certain payments (as illustrated in the above table) under the terms of the Company’s existing compensation and benefit plans in connection with the termination of their employment or a change in control of the Company. The following narrative describes the terms of those plans as they relate to a termination of employment or a change in control.

Officer Retention Plan

The ORP, the material terms of which are described beginning on page 48, contains special provisions for severance, death, total disability or a change in control.

In the event of death or total disability, each participant becomes fully vested in the amount of the participant’s accrued benefit under the ORP.

Upon termination without cause or voluntary resignation, each participant’s accrued benefit is 50% vested until age 51, with the vesting percentage increasing by 5% each year beginning at age 51 until fully vested at age 60. All rights to any benefits under the ORP are forfeited if a participant is terminated for cause.

In the event of a “change in control” of the Company, each participant is entitled to an amount equal to the normal retirement benefit otherwise payable to the participant at age 60 under the ORP. A “change in control” occurs under the ORP:

(i)when a person or group other than the Harrison Family (as defined below) acquires shares of the Company’s capital stock having the voting power to designate a majority of the Board;

(ii)when a person or group other than the Harrison Family acquires or possesses shares of the Company’s capital stock having power to cast (A) 30% or more of the votes regarding the election of the Board and (B) a greater percentage of the votes regarding the election of the Board than the shares owned by the Harrison Family;

(iii) upon the sale or other disposition of all or substantially all of the Company’s business and assets and the business and assets of the Company’s subsidiaries outside the ordinary course of business other than to a person or group controlled by the Company or the Harrison Family; or

(iv)upon a merger or consolidation of the Company with another entity where the Company is not the surviving entity.

Under the ORP, “Harrison Family” means and includes, collectively, the lineal descendants of the late J. Frank Harrison, Jr. (whether by blood or adoption), any decedent’s estate of any of the foregoing, any trust primarily for the benefit of any one or more of the foregoing, any person controlled, directly or indirectly, by any one or more of the foregoing, and any person in which any one or more of the foregoing have a majority of the equity interests.

The death benefit under the ORP is payable in a lump sum. The other severance and change in control benefits are payable in equal monthly installments over a period of 10, 15 or 20 years, as elected by the participant. The amount of each monthly installment is computed using an 8% discount rate using simple interest compounded annually. The change in control benefit is also payable in a lump sum, at the election of the participant.

Under the ORP, each participant has generally agreed not to compete with the Company for three years after termination from employment for any reason. The non-compete provision does not apply to actions occurring after both a termination of employment and a change in control of the Company.

Supplemental Savings Incentive Plan and Long-Term Retention Plan

The SSIP and the LTRP also provide for the payment of the named executive officers’ vested account balances upon termination of employment, death or a change in control. A “termination of employment” occurs under the SSIP upon a participant’s severance, retirement or attainment of age 55 while totally disabled. A “termination of employment” occurs under the LTRP upon a participant’s severance other than for cause, retirement or total disability. The definition of a “change in control” is the same definition used for the ORP, as described above. The material terms of the SSIP and the LTRP, including when account balances become vested and the options to receive lump sum or installment payments, are described beginning on pages 49 and 51, respectively.

Annual Bonus Plan

The Annual Bonus Plan, the material terms of which are described beginning on page 34, provides for certain payments to the named executive officers in the event of a termination of their employment or a change in control of the Company.

In the event of the total disability, retirement or death of a participant during any fiscal year, the participant (or the participant’s estate) is entitled to a pro-rata bonus based on the portion of the fiscal year completed by the participant and the actual overall goal achievement factor attained for that year.

In the event of a “change in control,” each participant is entitled to a pro-rata portion of the participant’s target award under the Annual Bonus Plan, based on the portion of the fiscal year completed.

The term “retirement” is defined in the Annual Bonus Plan as a participant’s termination of employment other than on account of death and (i) after attaining age 60, (ii) after attaining age 55 and completing 20 years of service or (iii) as the result of total disability. The definition of a “change in control” is the same definition used for the ORP, as described above.

Long-Term Performance Plan

The Long-Term Performance Plan, the material terms of which are described beginning on page 37, also provides for certain payments to the named executive officers in the event of a termination of their employment or a change in control of the Company.

In the event of the total disability, retirement or death of a participant after the completion of the first year of a performance period but prior to the end of a performance period, and in the event of the subsequent attainment of the performance goals applicable to such participant, the participant (or the participant’s estate) is entitled to a pro-rata award based on the portion of the performance period completed by the participant.

In the event of a “change in control,” each participant is entitled to a pro-rata portion of the participant’s target award for the performance period, based on the portion of the performance period completed.

The definition of “retirement” is the same definition used for the Annual Bonus Plan, as described above. The definition of a “change in control” is the same definition used for the ORP, as described above.

Long-Term Performance Equity Plan

The Long-Term Performance Equity Plan, the material terms of which are described beginning on page 40, also provides for certain payments to Mr. Harrison in the event of a termination of his employment or a change in control of the Company.

In the event of Mr. Harrison’s total disability, retirement or death after the completion of the first year of a performance period but prior to the end of a performance period, and in the event of the subsequent attainment of the performance goals applicable to him, Mr. Harrison (or his estate) is entitled to a pro-rata award based on the portion of the performance period completed by him.

In the event of a “change in control,” Mr. Harrison is entitled to a pro-rata portion of his target award for the performance period, based on the portion of the performance period completed.

The definition of “retirement” is the same definition used for the Annual Bonus Plan, as described above. The definition of a “change in control” is the same definition used for the ORP, as described above.

VI. Pay Ratio Disclosure

The SEC rules require the Company to disclose annually (i) the median annual total compensation of all employees of the Company (excluding Mr. Harrison, the Company’s principal executive officer); (ii) the annual total compensation of Mr. Harrison; and (iii) the ratio of Mr. Harrison’s annual total compensation to the median annual total compensation of all employees of the Company (excluding Mr. Harrison).

Based on the methodology and material assumptions described below, the Company has estimated these amounts to be as follows:

Median annual total compensation of all employees (excluding Mr. Harrison)	$ 58,093
Annual total compensation of Mr. Harrison	$16,712,541
Ratio of Mr. Harrison’s annual total compensation to the median annual total compensation of all other employees	288:1

The SEC rules permit a company to identify the median paid employee once every three years as long as there has been no change in the company’s employee population or compensation arrangements that would result in a significant change to its pay ratio disclosure. Because the Company has not had any changes in its employee population or compensation arrangements that the Company believes would significantly affect its pay ratio disclosure, the Company used the same median employee identified in fiscal 2023 to determine the median annual total compensation of all employees (excluding Mr. Harrison) for fiscal 2025. To determine the median employee in fiscal 2023, the Company compiled a list of all employees (excluding Mr. Harrison) as of December 31, 2023, sorted the list of employees by their taxable compensation for federal income tax purposes from the Company’s payroll records for the 12-month period ended December 31, 2023 and selected the employee with the median taxable compensation amount. The Company annualized the taxable compensation of any full-time or part-time employees on the list who were not employed for the full year and did not include the value of non-taxable Company-provided benefits such as retirement plan contributions and medical and life insurance benefits. As of December 31, 2025, the Company had approximately 17,000 employees.

The annual total compensation of Mr. Harrison is the total amount of his compensation presented in the 2025 Summary Compensation Table on page 44. The Company determined the annual total compensation of the median employee shown above using the same rules applicable to the completion of the 2025 Summary Compensation Table for Mr. Harrison and the other named executive officers.

VII. Pay Versus Performance

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (e)	Total Shareholder Return ($) (f)	Peer Group Shareholder Return ($) (g)	Net Income (in thousands) ($) (h)	Income from Operations (in thousands) ($) (i)
2025	16,712,541	15,311,377	3,038,118	2,948,135	602.04	128.37	570,582	950,656
2024	19,033,392	19,033,392	4,103,916	4,142,222	490.97	120.86	633,125	920,350
2023	19,781,002	18,691,804	4,012,668	3,945,318	353.72	119.97	408,375	834,451
2022	14,689,127	14,689,127	3,080,257	3,219,288	193.39	124.79	430,158	641,047
2021	13,545,136	13,512,275	2,937,130	2,982,161	233.24	115.80	189,580	439,171

Compensation Actually Paid to PEO (Column (c))

The amount reported for each year in column (c) is equal to (i) the amount reported in column (b) for J. Frank Harrison, III, Coca‑Cola Consolidated’s principal executive officer (“PEO”) for each of the covered years, minus (ii) the aggregate change in the present value of Mr. Harrison’s benefits under the ORP during the covered year plus (iii) the aggregate value of Mr. Harrison’s benefits under the ORP attributable to his service during the covered year. Mr. Harrison fully accrued his benefit under the ORP prior to 2020 and benefit accruals under the Company’s traditional, tax-qualified defined benefit pension plan (which was terminated effective May 31, 2022) were frozen in 2006. Therefore, there were no service costs for benefit accruals by Mr. Harrison under the ORP during the covered years. Mr. Harrison did not receive any stock or option awards during the covered years.

The following table provides information regarding the calculation for the Compensation Actually Paid (“CAP”) to Mr. Harrison for fiscal years 2025, 2024, 2023, 2022 and 2021:

Year	Summary Compensation Table Total for PEO ($)	Deduct Aggregate Change in Actual Present Value in ORP ($)	Add Service Costs & Prior Service Costs for ORP ($)	Compensation Actually Paid to PEO ($)
2025	16,712,541	1,401,164	—	15,311,377
2024	19,033,392	—	—	19,033,392
2023	19,781,002	1,089,198	—	18,691,804
2022	14,689,127	—	—	14,689,127
2021	13,545,136	32,861	—	13,512,275

Average Compensation Actually Paid to Non-PEO Named Executive Officers (Column (e))

The amount reported for each year in column (e) is equal to (i) the amount reported in column (d) for Matthew J. Blickley, David M. Katz, Robert G. Chambless, E. Beauregarde Fisher III and F. Scott Anthony, the non-PEO named executive officers for 2025 and David M. Katz, Robert G. Chambless, E. Beauregarde Fisher III and F. Scott Anthony, the non-PEO named executive officers for all other covered years, minus (ii) the average of the aggregate change in the present value of their benefits under the ORP during the covered year plus (iii) the average of the aggregate value of their benefits under the ORP attributable to their service during the covered year. None of the non-PEO named executive officers received any stock or option awards during the covered years.

The following table provides information regarding the calculation for the CAP to the non-PEO named executive officers for fiscal years 2025, 2024, 2023, 2022 and 2021:

Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Deduct Average of the Aggregate Change in Actual Present Value in ORP ($)	Add Average Service Costs & Prior Service Costs for ORP ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2025	3,038,118	199,902	109,919	2,948,135
2024	4,103,916	93,895	132,201	4,142,222
2023	4,012,668	181,313	113,962	3,945,318
2022	3,080,257	—	139,032	3,219,288
2021	2,937,130	85,045	130,076	2,982,161

Total Shareholder Return (Column (f))

The amounts shown in column (f) assume $100 was invested on the last trading day for the fiscal year ended December 31, 2020 in Common Stock, and that all dividends were reinvested on a quarterly basis.

Peer Group Shareholder Return (Column (g))

The amounts shown in column (g) assume $100 was invested on the last trading day for the fiscal year ended December 31, 2020 in each of the companies in a peer group composed of Keurig Dr Pepper Inc., National Beverage Corp., The Coca‑Cola Company and PepsiCo, Inc., and that all dividends were reinvested on a quarterly basis. The returns for the companies included in the peer group have been weighted on the basis of the total market capitalization for each company.

Income from Operations (Column (i))

The amounts shown in column (i) are income from operations as reported in the Company’s consolidated statements of operations for fiscal years 2025, 2024, 2023, 2022 and 2021.

Pay Versus Performance Descriptive Disclosure

Relationship between Compensation Actually Paid and Total Shareholder Return

The graph below reflects the relationship between the PEO and average non-PEO named executive officer CAP and the Company’s cumulative indexed total shareholder return (TSR) (assuming an initial fixed investment of $100 on the last trading day for the fiscal year ended December 31, 2020) for fiscal years 2021, 2022, 2023, 2024 and 2025:

CAP vs Company TSR
$13.51
$14.69
$18.69
$19.03
$15.31
$233.24
$193.39
$353.72
$490.97
$602.04
$115.80
$124.79
$119.97
$120.86
$128.37
$2.98
$3.22
$3.95
$4.14
$2.95
2021
2022
2023
2024
2025
CAP to PEO (in millions)
Average CAP to Non-PEO Named Executive Officers (in millions)
Company TSR
Peer TSR

Relationship between Compensation Actually Paid and Net Income

The graph below reflects the relationship between the PEO and average non-PEO named executive officer CAP and the Company’s net income for fiscal years 2021, 2022, 2023, 2024 and 2025:

CAP vs Net Income
$13.51
$14.69
$18.69
$19.03
$15.31
$189,580
$430,158
$408,375
$633,125
$570,582
$2.98
$3.22
$3.95
$4.14
$2.95
2021
2022
2023
2024
2025
CAP to PEO (in millions)
Average CAP to Non-PEO Named Executive Officers (in millions)
Net Income (in thousands)

Relationship between Compensation Actually Paid and Income from Operations

The graph below reflects the relationship between the PEO and average non-PEO named executive officer CAP and the Company’s income from operations for fiscal years 2021, 2022, 2023, 2024 and 2025:

CAP vs Income from Operations
$13.51
$14.69
$18.69
$19.03
$15.31
$439,171
$641,047
$834,451
$920,350
$950,656
$2.98
$3.22
$3.95
$4.14
$2.95
2021
2022
2023
2024
2025
CAP to PEO (in millions)
Average CAP to Non-PEO Named Executive Officers (in millions)
Income from Operations (in thousands)

Tabular List of Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking PEO and non-PEO named executive officer CAP in fiscal 2025 to Company performance. The financial performance measures in this table are not ranked.

Most Important Financial Performance Measures
1	Income from Operations
2	EBIT(1)
3	EBIT Margin(1)
4	Free Cash Flow(1)
5	Revenue(1)
__________

(1)“EBIT,” “EBIT Margin,” “Free Cash Flow” and “Revenue” are non-GAAP financial performance measures. See Appendix A for a reconciliation to GAAP financial measures.

VIII. Policies and Practices Related to the Grants of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

Our compensation has not included awards of stock options, stock appreciation rights, or similar option-like instruments as a component of our Long-Term Performance Plan or our Long-Term Performance Equity Plan. If in the future we anticipate granting such types of awards, we will adopt a policy regarding how the Board will determine when to grant such awards and how the Committee and the Board will take material non-public information into account when determining the timing of the grants and the terms of the awards.

Equity Compensation Plan Information

The table below provides information as of December 31, 2025, concerning the Company’s outstanding equity compensation arrangements as of that date. All share amounts reported in the table and the accompanying footnote have been adjusted to reflect the Stock Split.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	—	—	3,000,000	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	3,000,000	(1)
__________

(1)Represents 3,000,000 shares of Class B Common Stock reserved for issuance pursuant to awards that may be made in the future under the Long-Term Performance Equity Plan.

Consideration of Risk Related to Compensation Programs

The Company has considered its compensation policies and practices for all employees and determined that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on Coca‑Cola Consolidated. As described in the “Compensation Discussion and Analysis” section beginning on page 29, the Compensation Committee and management have designed Coca‑Cola Consolidated’s executive compensation program to achieve a number of goals, including the following:

•Motivating the executive officers to achieve Coca‑Cola Consolidated’s annual and long-term strategic and financial goals and rewarding performance based on the attainment of those goals;

•Appropriately balancing risk and reward in the context of the Company’s business environment and long-range business plans;

•Being affordable and appropriately aligned with stockholder interests; and

•Being reasonably balanced across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention and retirement objectives.

In light of these goals, the Compensation Committee, senior management and human resources personnel considered risk as they designed the various elements of the Company’s compensation programs.

The Company notes the following factors with respect to the determination that any risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on Coca‑Cola Consolidated:

•The belief that the Company’s compensation programs are reasonably balanced across types of compensation and the various objectives they are designed to reward;

•While Coca‑Cola Consolidated does not engage in compensation benchmarking, the Company does retain a compensation consultant to conduct comparative studies of the Company’s executive compensation relative to peer companies and survey data;

•The Annual Bonus Plan, the Long-Term Performance Plan and the Long-Term Performance Equity Plan provide for payouts based on the achievement of key financial goals under Coca‑Cola Consolidated’s annual and long-range strategic plan and provide for increased payout as financial performance increases and less or no payout as financial performance decreases. Awards under these plans do not provide for payouts based on individual transactions that could transfer liability to Coca‑Cola Consolidated beyond the award date;

•The specific corporate performance goals for the Annual Bonus Plan, the Long-Term Performance Plan and the Long-Term Performance Equity Plan are initially developed based on the Company’s annual budget. The Chief Financial Officer and Chief Accounting Officer and the Chief Legal and Administrative Officer and Corporate Secretary of Coca‑Cola Consolidated then use financial models to determine the appropriate award criteria and target goals for each plan. The financial models and plan goals are reviewed with and approved by the Chairman and Chief Executive Officer and the President and Chief Operating Officer of Coca‑Cola Consolidated before being presented to, reviewed with and approved by the Compensation Committee;

•Performance goals are generally based on corporate and individual performance and are not based on other goals that may create increased risk such as the performance of individual business units or the accomplishment of particular tasks where the income and risk from the tasks extend over a significantly longer period of time; and

•The Company adopted the Coca‑Cola Consolidated, Inc. Incentive-Based Compensation Recovery Policy, effective August 1, 2023, to enable recovery of performance-based compensation awarded to or earned by executive officers if the Company is required to restate its financial results, regardless of the executive officers’

fault. The Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Nasdaq Listing Rule 5608.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Coca‑Cola Consolidated’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Common Stock and reports of changes in their beneficial ownership of Common Stock. Based solely on a review of such reports and written representations made by Coca‑Cola Consolidated’s directors and executive officers with respect to the completeness and timeliness of their filings, Coca‑Cola Consolidated believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2025 and fiscal 2024, except for Morgan H. Everett, Vice Chair of the Board of Coca‑Cola Consolidated, who filed a late Form 4 to report a sale of four shares of Common Stock. The sale was executed by the investment advisor for a managed account when the shares were transferred from a self-directed account to the managed account and all securities previously held in the self-directed account were liquidated and the proceeds were reinvested in the managed account program’s portfolio. The managed account is a custodial account in which Ms. Everett’s spouse serves as custodian for one of their children under the Uniform Transfers to Minors Act. Ms. Everett was unaware of the transaction at the time it occurred.

Compensation Committee Interlocks and Insider Participation

Sharon A. Decker, Jason D. (J.D.) Hickey, James H. Morgan, Dennis A. Wicker and Richard T. Williams served on the Compensation Committee in fiscal 2025. None of the directors who served on the Compensation Committee in fiscal 2025 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries since the beginning of fiscal 2025 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2025, none of the Company’s executive officers served as a director or a member of the compensation committee (or other committee performing equivalent functions) of any other entity of which an executive officer of such other entity served on the Board or its Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and in Coca‑Cola Consolidated’s Annual Report on Form 10-K for fiscal 2025.

Submitted by the Compensation Committee of the Board.

Dennis A. Wicker, Chairman
Sharon A. Decker
Jason D. (J.D.) Hickey
James H. Morgan
Richard T. Williams

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit function of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and expressing opinions on the conformity of the Company’s consolidated financial statements with GAAP and the effectiveness of the Company’s internal control over financial reporting based upon those audits.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2025. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for fiscal 2025 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee of the Board.

James H. Morgan, Chairman
Sharon A. Decker
James R. Helvey, III
William H. Jones
Dennis A. Wicker

Proposal 2:
Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, this proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the named executive officers, which is described in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular officer, but rather the overall compensation of the named executive officers and the philosophy, principles and policies used to determine compensation.

Coca‑Cola Consolidated currently holds its say-on-pay vote every third year. Stockholders were most recently asked to approve the compensation of Coca‑Cola Consolidated’s named executive officers at the Company’s 2023 Annual Meeting of Stockholders, and stockholders approved the Company’s named executive officer compensation with approximately 99.5% of the votes cast in favor. At the Company’s 2023 Annual Meeting of Stockholders, stockholders were asked to indicate whether future advisory say-on-pay votes should occur every one, two or three years, with the Board recommending a triennial advisory vote. Because at the Company’s 2023 Annual Meeting of Stockholders a majority of the votes cast were in favor of a triennial advisory vote, the Board adopted a policy that the Company will include an advisory say-on-pay vote in the Company’s proxy materials on a triennial basis until the next required advisory vote on the frequency of future advisory say-on-pay votes, which will occur no later than the Company’s 2029 Annual Meeting of Stockholders. Accordingly, the next advisory say-on-pay vote is expected to be held at the Company’s 2029 Annual Meeting of Stockholders.

As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to balance the goals of attracting and retaining appropriate executive talent who are motivated to achieve the Company’s annual and long-term strategic and financial goals while keeping the program affordable and appropriately aligned with stockholder interests. The Compensation Committee and the Board believe that the Company’s executive compensation program accomplishes these goals in a way that is consistent with the purpose and core values of Coca‑Cola Consolidated and the long-term interests of the Company and its stockholders and employees. Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, which more thoroughly discuss the Company’s compensation principles and policies. The Compensation Committee and the Board believe that these principles and policies are effective in implementing the Company’s overall compensation philosophy.

Accordingly, the Company is asking stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion, is hereby approved.

This vote is advisory, which means that the stockholder vote on this proposal will not be binding on Coca‑Cola Consolidated, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of Coca‑Cola Consolidated’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for the named executive officers of the Company.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers in fiscal 2025 as disclosed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of the named executive officers in fiscal 2025 as disclosed in this Proxy Statement.

Proposal 3:
Ratification of the Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026. The Audit Committee reviewed and discussed the performance of PricewaterhouseCoopers LLP for fiscal 2025 prior to its appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026.

The Company expects that representatives of PricewaterhouseCoopers LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026 is not required by the By-laws or otherwise. Nevertheless, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Coca‑Cola Consolidated’s independent registered public accounting firm for fiscal 2026.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s consolidated financial statements for fiscal 2025 and fiscal 2024 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees(1)	1,880,000	2,215,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,000	2,000
Total	1,882,000	2,217,000
__________

(1)Audit Fees consist of the aggregate fees billed for the respective fiscal year for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements and the effectiveness of its internal control over financial reporting, and the review of the Company’s interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit Fees also consist of the aggregate fees billed for the respective fiscal year for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)All Other Fees consist of a license fee paid to the independent registered public accounting firm in connection with the use of its disclosure checklist tool.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2025 were pre-approved by the Audit Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing considerations. Any services pre-approved by such Chairman must be reported to the full Audit Committee at its next scheduled meeting.

Additional Information

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in Coca‑Cola Consolidated’s proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders must be in writing and received by the Company not later than November 23, 2026. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Corporate Secretary at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2027 Annual Meeting of Stockholders, but that will not be included in Coca‑Cola Consolidated’s proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders, must be in writing and received by the Company’s Corporate Secretary at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of the By-laws (other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act) must be received not earlier than the close of business on January 12, 2027 and not later than the close of business on February 11, 2027. However, in the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 12, 2027, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the By-laws. A copy of the By-laws may be obtained by writing to the Company’s Corporate Secretary at Coca‑Cola Consolidated, Inc., 4100 Coca‑Cola Plaza, Charlotte, North Carolina 28211.

2025 Annual Report to Stockholders

This Proxy Statement is accompanied by the 2025 Annual Report to Stockholders, and these materials are also available at www.proxyvote.com and the investor relations portion of the Company’s website, www.cokeconsolidated.com. The 2025 Annual Report to Stockholders, which contains the audited consolidated financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Annual Report on Form 10-K

The Company will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10‑K for fiscal 2025, including the financial statements and the financial statement schedules, required to be filed with the SEC, or any exhibit thereto. Requests should be in writing and addressed to the attention of Matthew J. Blickley, the Company’s Chief Financial Officer and Chief Accounting Officer, at Coca‑Cola Consolidated, Inc., P.O. Box 31487, Charlotte, North Carolina 28231.

Householding

The SEC has adopted rules permitting companies to mail one proxy statement and annual report, or notice of internet availability of proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its stockholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of shares held in street name. If members of your household have multiple accounts through which they hold Coca‑Cola Consolidated stock, you may have received a householding notification from the stockholder of record (e.g., your bank, broker or other nominee).

Please contact the stockholder of record directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the 2025 Annual Report to Stockholders or the Notice of Internet Availability for members of your household.

Appendix A:
Reconciliation of Non-GAAP Financial Performance Measures

This proxy statement includes non-GAAP financial measures, including “EBIT,” “EBIT Margin,” “Free Cash Flow” and “Revenue” that are defined in the “Compensation Discussion and Analysis” section beginning on page 29 and are adjusted for the purpose of determining incentive compensation for our executive officers.

The following tables reconcile reported results (GAAP) to adjusted results (non-GAAP) related to our 2023 Long-Term Performance Plan and our 2023 Long-Term Performance Equity Plan:

	EBIT
Description of Adjustment (in thousands)	Fiscal 2023	Fiscal 2024	Fiscal 2025
Income from Operations	$834,451	$920,350	$950,656
Supply chain and asset optimization expenses	$1,296	$—	$—
Fair value adjustments for commodity derivative instruments	$1,061	$1,275	$(1,728)
Front-line teammate investment	$—	$—	$20,396
Total Impact of Adjustments	$2,357	$1,275	$18,668
Adjusted EBIT Results	$836,808	$921,625	$969,324
Three-Year Cumulative EBIT	$2,727,757

	EBIT Margin
Description of Adjustment (in thousands)	Fiscal 2023	Fiscal 2024	Fiscal 2025
Net Sales	$6,653,858	$6,899,716	$7,228,055
Adjusted EBIT	$836,808	$921,625	$969,324
Adjusted EBIT Margin	12.58%	13.36%	13.41%
Three-Year Average EBIT Margin	13.11%

	Three-Year Free Cash Flow
Description of Adjustment (in thousands)	December 31, 2022	December 31, 2025	Cash Inflow/(Outflow)
Current portion of Debt and Long-term debt	$598,817	$2,786,009	$(2,187,192)
Cash & Cash Equivalents and Short-term investments	$197,648	$281,918	$84,270
Three-Year Free Cash Flow			$(2,102,922)
Adjustments to Three-Year Free Cash Flow:
Special Dividend paid in 2024 ($16/share)			$150,000
Nashville Production Plant Purchase (September 2024)			$56,000
Increase in Quarterly Regular Dividend (effective Q4 2024)			$84,873
Front-line teammate investment			$20,396
Estimated cash tax savings on net interest adjustments below			$(18,607)
Dutch Auction Tender Offer and The Coca-Cola Company Share Repurchase - 2024
The Coca-Cola Company Share Repurchase (July 2024)			$553,723
Dutch Auction Tender Offer Share Repurchase (June 2024)			$13,312
Share Repurchase Transaction Costs			$6,974
Interest paid on 2024 Bonds (beginning in May 2024)			$96,356
Interest income on additional cash from borrowings			$(43,683)
Open Market Share Repurchases - 2024 and 2025
Open Market Share Repurchases (November 2024)			$51,645
Open Market Share Repurchases (2025)			$212,055
Lost interest income on Open Market Share Repurchases			$5,273
The Coca-Cola Company Share Repurchase - 2025
The Coca-Cola Company Share Repurchase (November 2025)			$2,392,103
Share Repurchase Transaction Costs			$5,571
Interest expense from additional borrowings			$9,539
Lost interest income on The Coca-Cola Company Share Repurchase			$6,944
Total Free Cash Flow Adjustments			$3,602,474
Adjusted Three-Year Free Cash Flow			$1,499,552

The following tables reconcile reported results (GAAP) to adjusted results (non-GAAP) related to our Annual Bonus Plan:

EBIT
Description of Adjustment (in thousands)	Fiscal 2025
Income from Operations	$950,656
Fair value adjustments for commodity derivative instruments	$(1,728)
Front-line teammate investment	$(4,604)
Total Impact of Adjustments	$(6,332)
Adjusted EBIT Results	$944,324

Net Sales
Description of Adjustment (in thousands)	Fiscal 2025
Net Sales	$7,228,055
Non-trade sales in 2025 (excluded from ABP)	$(383,658)
External transportation sales (excluded from ABP)	$(27,040)
Total Impact of Adjustments	$(410,698)
Adjusted Revenue Results	$6,817,357

	Fiscal 2025 Free Cash Flow
Description of Adjustment (in thousands)	December 31, 2024	December 31, 2025	Cash Inflow/(Outflow)
Current portion of Debt and Long-term debt	$1,786,348	$2,786,009	$(999,661)
Cash & Cash Equivalents and Short-term investments	$1,437,034	$281,918	$(1,155,115)
Fiscal 2025 Free Cash Flow			$(2,154,776)
Adjustments to Free Cash Flow:
Front-line teammate investment			$(4,604)
Open Market Share Repurchases - 2025
Open Market Share Repurchases			$212,055
Lost interest income on Open Market Share Repurchases			$3,018
The Coca-Cola Company Share Repurchase - 2025
The Coca-Cola Company Share Repurchase (November 2025)			$2,392,103
Share Repurchase Transaction Costs			$5,571
Interest expense from additional borrowings			$9,539
Lost interest income on The Coca-Cola Company Share Repurchase			$6,944
Total Free Cash Flow Adjustments			$2,624,626
Adjusted Fiscal 2025 Free Cash Flow			$469,850

COCA-COLA CONSOLIDATED, INC.
4100 COCA-COLA PLAZA
CHARLOTTE, NC 28211-3481

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 11, 2026. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COKE2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Coca-Cola Consolidated, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82521-P42754 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

COCA-COLA CONSOLIDATED, INC.

Coca-Cola Consolidated's Board of Directors recommends that you vote "FOR ALL" of the nominees named in Proposal 1:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the 11 nominees as directors.

Nominees:

01) J. Frank Harrison, III
02) Sharon A. Decker
03) Morgan H. Everett
04) Ellison C. Glenn
05) James R. Helvey, III
06) Jason D. (J.D.) Hickey
07) William H. Jones
08) David M. Katz
09) James H. Morgan
10) Dennis A. Wicker
11) Richard T. Williams

Coca-Cola Consolidated's Board of Directors recommends that you vote "FOR" Proposals 2 and 3:

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2 AND 3 HAS BEEN PROPOSED BY COCA-COLA CONSOLIDATED, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V82522-P42754

COCA-COLA CONSOLIDATED, INC.
2026 Annual Meeting of Stockholders
May 12, 2026
This proxy is solicited on behalf of Coca-Cola Consolidated's Board of Directors.

The undersigned hereby appoint(s) J. Frank Harrison, III, David M. Katz and E. Beauregarde Fisher III, and each of them, as attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock and Class B Common Stock of Coca-Cola Consolidated, Inc. that the undersigned is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on Tuesday, May 12, 2026 exclusively via live audio webcast at www.virtualshareholdermeeting.com/COKE2026, and any adjournment or postponement thereof. The proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

Continued and to be signed on reverse side